SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒                         Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PIEDMONT OFFICE REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration No.:
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(4)	Date Filed:

October 16, 2007

Dear Investor:

Attached for your review is a notice of the 2007 Annual Meeting of Stockholders and Proxy Statement for Piedmont Office Realty Trust, Inc. (formerly Wells Real Estate Investment Trust, Inc.). As is typical in a proxy statement for an annual meeting, we are asking you to vote on several matters of importance to the REIT, including the election of our directors, all of which are described in greater detail below. In an effort to maximize stockholder value, we are requesting your permission to extend the liquidation date (“Liquidation Date”) of the REIT beyond January 30, 2008. Also, we are announcing our intent to reinstate our Share Redemption Program as soon as possible. The following sections go into more detail on all of the proposals in the proxy statement.

Annual Proxy Proposals

There are three proposals you are being asked to vote on in this proxy statement.

•	First, as in prior years, we are asking you to vote on the election of directors to the Board.

•

In the second proposal, you are being asked to vote on a recommendation from the Board of Directors to extend the Liquidation Date beyond the original date of January 30, 2008. Their recommendation allows the REIT to extend the date by which we must begin an orderly process of liquidation if we have not listed our common shares on a national securities exchange. The proposal is to extend the Liquidation Date to July 30, 2009, and to allow the Board of Directors, using its discretion based upon market conditions and other relevant factors, to further extend the Liquidation Date from July 30, 2009, to January 30, 2011, if deemed advisable in an effort to maximize stockholder value.

•

Finally, the Board has recommended a third proposal to approve an adjournment or postponement of the Annual Meeting, if necessary, to solicit additional proxies in favor of the extension of the Liquidation Date proposal described above.

Prior to making these recommendations, the Board conducted a careful and extensive review with our financial advisors, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities, Inc. The reasons for the Board’s decision to make the extension recommendation are described in detail in the proxy statement. The proxy statement also contains additional background regarding why the Board determined it is in the best interest of the Company and our stockholders to possibly delay the listing of our common stock or a possible sale, merger, or other strategic transaction involving the company or its assets until the debt and public equity markets have stabilized.

It is important to know that extending the Liquidation Date does not prevent the Board from listing, liquidating the portfolio, selling the Company, or from pursuing any other

Piedmont Office Realty Trust, Inc.

6200 The Corners Parkway, Suite 500 Norcross, GA 30092 Tel: 770-325-3700 Tel: 866-500-7348 Fax: 770-243-8294

www.piedmontreit.com

liquidity option – instead it provides the Board with the flexibility to conduct a liquidity event under what are expected to be more favorable market conditions. Meanwhile during this time, we intend to benefit from the improving office market fundamentals with the expectation of improving stockholder value.

Reinstatement of Share Redemption Program & Interim Liquidity

In an effort to accommodate interim liquidity needs of some stockholders, our Board of Directors intends to reinstate our existing share redemption program in the fourth quarter of 2007. Further, the Board of Directors will also consider amending our redemption program or adopting other liquidity programs to provide additional interim liquidity to our stockholders if the demand for redemptions exceeds our share redemption program limitations.

Questions

You will find much more detail about the Board’s decisions and recommendations in the attached documents. We ask that you review the documents thoroughly and submit your vote as soon as possible in advance of the Annual Meeting on December 13, 2007.

If you have any questions, please call your financial advisor or call a Piedmont Investor Services Specialist at 800-557-4830, Monday through Thursday, 8:15 a.m. to 6:30 p.m., and Friday, 8:15 a.m. to 5:30 p.m. (ET). Investor Services also may be reached via e-mail at investor.services@PiedmontREIT.com. To view our latest company regulatory filings and updates, including Form 8-K filings, please visit our Web site at www.PiedmontREIT.com.

Thank you for your support as a REIT investor. We greatly value our relationship with you and will continue to keep you informed in the days ahead regarding your investment.

Sincerely,

/s/ Donald A. Miller, CFA

Donald A. Miller, CFA

Chief Executive Officer

Piedmont Office Realty Trust, Inc.

(f/k/a Wells Real Estate Investment Trust, Inc.)

cc: Financial Representative

OFFICIAL NOTICE OF ANNUAL MEETING

PIEDMONT OFFICE REALTY TRUST, INC.

6200 The Corners Parkway, Suite 500

Norcross, Georgia 30092-3365

Proxy Statement and

Notice of Annual Meeting of Stockholders

To Be Held December 13, 2007

Dear Stockholder:

On Thursday, December 13, 2007, Piedmont Office Realty Trust, Inc. (“Piedmont REIT”) (formerly known as Wells Real Estate Investment Trust, Inc.), a Maryland corporation, will hold its 2007 annual meeting of stockholders (the “Annual Meeting”) at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Blvd., Norcross, Georgia 30092. The meeting will begin at 1:30 p.m. eastern time.

The purpose of this Annual Meeting is to consider and to vote upon the following proposals:

1. A proposal to elect six directors to hold office for one-year terms expiring in 2008;

2. A proposal to amend our Charter in order to extend the date by which we must begin an orderly process of liquidation if we have not listed our common shares on a national securities exchange (the “Liquidation Date”) from January 30, 2008 to July 30, 2009, and in the board of directors’ discretion, to further extend the Liquidation Date from July 30, 2009 to January 30, 2011; and

3. A proposal to approve an adjournment or postponement of the Annual Meeting, including if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for either of the proposals.

Your board of directors has selected October 2, 2007 as the record date for determining stockholders entitled to vote at the meeting.

Copies of our 2006 annual report to stockholders (our “Annual Report”) have previously been mailed to our stockholders. This proxy statement and proxy card are being mailed to you on or about October 16, 2007.

WHETHER YOU PLAN TO ATTEND THE MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED AS EARLY AS POSSIBLE. YOU HAVE THE FOLLOWING THREE OPTIONS FOR SUBMITTING YOUR VOTES BY PROXY: (1) VIA THE INTERNET; (2) BY TELEPHONE; OR (3) BY MAIL, USING THE ENCLOSED PROXY CARD. BECAUSE WE ARE A WIDELY-HELD REIT WITH MORE THAN 110,000 STOCKHOLDERS, YOUR VOTE IS VERY IMPORTANT! YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE PIEDMONT REIT SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

BY ORDER OF THE BOARD OF DIRECTORS

Robert E. Bowers

Chief Financial Officer, Executive Vice President, Secretary and Treasurer

Atlanta, Georgia

October 16, 2007

i

QUESTIONS AND ANSWERS

We are providing you with this proxy statement, which contains information about the items to be voted upon at our Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.

Q: Will my vote make a difference?

A: Yes. Your vote is needed to ensure that the proposals can be acted upon. Because we are a widely-held REIT (with approximately 110,000 stockholders and, unlike most other public companies, no large brokerage houses own substantial blocks of our shares), YOUR VOTE IS VERY IMPORTANT! Your immediate response will help avoid potential delays and may save Piedmont REIT significant additional expenses associated with soliciting stockholder votes. We encourage you to participate in the governance of Piedmont REIT.

Q: Why did you send me this Proxy Statement and proxy card?

A: You are receiving a Proxy Statement and proxy card from us because you own shares of our common stock. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Donald A. Miller, CFA, our Chief Executive Officer, and Robert E. Bowers, our Chief Financial Officer, as your representatives at the Annual Meeting. Messrs. Miller and Bowers will vote your shares at the Annual Meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return your proxy card, vote by telephone or vote over the Internet in advance of the Annual Meeting just in case your plans change.

If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Messrs. Miller and Bowers will vote your shares, under your proxy, at their discretion.

Q: When is the Annual Meeting and where will it be held?

A: The Annual Meeting will be held on Thursday, December 13, 2007, at 1:30 p.m. (eastern time) at the Hilton Atlanta Northeast, 5993 Peachtree Industrial Blvd., Norcross, Georgia 30092.

Q: Who is soliciting my proxy?

A: This proxy is being solicited by the board of directors of Piedmont Office Realty Trust, Inc.

Q: What is the record date?

A: The record date is set for October 2, 2007. Only holders of record of common stock as of the close of business on this date will be entitled to vote at the Annual Meeting.

Q: How many shares of common stock are outstanding and can vote?

A: As of the record date, there were approximately 492,570,566 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each share of common stock held. Only shares of common stock outstanding as of the record date will be eligible to vote at the Annual Meeting.

Q: How many votes do you need to hold the Annual Meeting?

A: In order for us to conduct the Annual Meeting, we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you:

•	vote over the Internet or by telephone,

•	properly submit a proxy card (even if you do not provide voting instructions), or

•	attend the Annual Meeting and vote in person.

Q: On what items am I voting?

A: You are being asked to vote on the following:

(1)	Election of Directors—the election of six nominees to serve on the board of directors,

(2) Amendment of the Charter to Extend the Liquidation Date—the approval of an amendment to our Charter in order to extend the date by which we must begin an orderly process of liquidation if we have not listed our common shares on a national exchange (the “Liquidation Date”) from January 30, 2008 to July 30, 2009, and in the board of directors’ discretion, to extend further the Liquidation Date from July 30, 2009 to January 30, 2011, and

(3) Other Matters—the approval of a proposal to adjourn or postpone the Annual Meeting, including if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for either of the proposals.

No cumulative voting rights are authorized, and dissenter’s rights are not applicable to the matters being voted upon.

Q: How do I vote?

A: If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options:

•	over the Internet at the web address shown on your proxy card (if you have access to the Internet, we encourage you to vote in this manner),

•	by telephone through the number shown on your proxy card,

•	by signing your proxy card and mailing it in the enclosed prepaid and addressed envelope, or

•	by attending the Annual Meeting and voting in person.

If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves Piedmont REIT significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your enclosed proxy card in this Proxy Statement.

Q: How may I vote for the nominees for director?

A: With respect to the election of nominees for director, you may:

•	vote FOR ALL six nominees for director;

•	FOR ALL EXCEPT which will be considered a vote in favor of all nominees EXCEPT those nominees you specifically list in the space provided; or

•	WITHHOLD ALL which will be considered a vote against all director nominees.

Each of the six nominees for re-election as a director will be elected at the Annual Meeting if a quorum is present at the Annual Meeting and at least a majority of shares present in person or by proxy and entitled to vote at such meeting vote in favor of such director for re-election. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR ALL director nominees.

Q: What happens if a nominee is unable to stand for election?

A: If a nominee is unable to stand for election, the board of directors may, by resolution, provide for a lesser number of directors or designate a substitute nominee. If the board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

Q: How may I vote for the amendment to the Charter to extend the Liquidation Date?

A: With respect to the proposal to amend the Charter to extend the Liquidation Date, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

The amendment to the Charter to extend the Liquidation Date will be approved if the proposal receives the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon. If you abstain from voting on the proposal, it will have the same effect as a vote against the proposal. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR the proposal to amend the Charter to extend the Liquidation Date.

Q: The proposal discussing the amendment to our Charter refers to the “Internalization.” What is the Internalization?

A: In April 2007, we became self-managed through the acquisition of two companies previously providing advisory and management services to us in a transaction, which we refer to as the Internalization. The Internalization was approved by our stockholders at a Special Meeting held on April 11, 2007. References in this Proxy Statement to our “former advisor” include, collectively, Wells Real Estate Funds, Inc. (“Wells REF”), Wells Advisory Services I, LLC (“WASI”), Wells Real Estate Advisory Services, Inc. (“WREAS”), Wells Government Services, Inc. (“WGS”) and their predecessors, as applicable, including those portions of the operations of Wells Capital, Inc. (“Wells Capital”) and Wells Management Company, Inc. (“Wells Management”) that previously provided advisory and management services to us under advisory, asset management and property management agreements.

Q: What happens if the proposal to extend the Liquidation Date is approved?

A: If the proposal to extend the Liquidation Date is approved, we intend to continue to operate the business of the company in accordance with our business plan while evaluating all other options available to the company. We believe that the extension of the Liquidation Date will give us the flexibility to continue to operate and grow the business and will likewise provide the flexibility to take advantage of all other options available to the company.

Q: What happens if the proposal to extend the Liquidation Date is not approved?

A: If the proposal to extend the Liquidation Date is not approved, our board of directors will consider all of its options prior to January 30, 2008 including a listing of our common stock, and if we do not pursue a listing or other strategic alternative prior to January 30, 2008, we will commence an orderly process of liquidation in accordance with our Charter.

Q: How may I vote for the proposal to approve an adjournment or postponement of the Annual Meeting, including if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for either of the proposals?

A: With respect to the proposal to approve an adjournment or postponement of the Annual Meeting, including if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for either of the proposals, you may:

•	vote FOR the proposal;
•	vote AGAINST the proposal; or
•	ABSTAIN from voting on the proposal.

This proposal will be approved if the proposal receives the affirmative vote of at least a majority of the votes cast at the Annual Meeting by the holders who are present in person or by proxy and entitled to vote at the meeting. If you abstain from voting on the proposal, it will have no effect on the outcome of the vote. If you just sign your proxy card with no further instructions, your shares will be counted as a vote FOR this proposal.

Q: How does the board of directors recommend I vote on the proposals?

A: The board of directors recommends a vote:

•	FOR ALL nominees for election as director who are named as such in this Proxy Statement,

•	FOR the proposal to amend the Charter to extend the Liquidation Date, and

•

FOR the proposal to approve an adjournment or postponement of the Annual Meeting, including if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for either of the proposals.

Q: What if I return my proxy card and then change my mind?

A: You have the right to revoke your proxy at any time before the meeting by:

•	voting again over the Internet or by telephone before 12:00 a.m., Eastern Time, on December 13, 2007;

•	giving written notice to Robert E. Bowers, our Secretary;

•	attending the Annual Meeting and voting in person; or

•	returning a new, valid proxy card bearing a later date, which is received before the Annual Meeting date.

Q: How will the proxies be voted?

A: Any proxy, if it is received in time, is properly signed and is not revoked, will be voted at the Annual Meeting in accordance with the directions of the stockholder signing the proxy. If you return a signed proxy card but do not provide voting instructions, your shares will be voted:

•	FOR ALL of the six nominees to serve on the board of directors;

•	FOR the approval of the amendment to the Charter to extend Liquidation Date; and

•

FOR the approval of a proposal to adjourn or postpone the Annual Meeting, including if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for either of the proposals.

Q: Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

A: If your shares are held in “street name” through a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee.

Q: What is the effect of abstentions and broker non-votes?

A: Abstentions with respect to a proposal are counted for purposes of establishing a quorum.

With respect to the proposal to adjourn or postpone the Annual Meeting, abstentions will have no effect on the outcome of the vote. With respect to the proposal to elect six nominees to our board of directors and the proposal to amend the Charter to extend the Liquidation Date, abstentions will have the effect of a vote against such proposals.

If your shares are held in “street name” through a broker, bank or other nominee and you do not vote your shares, your broker, bank or other nominee may vote your shares on your behalf under certain circumstances.

On certain “routine” matters, such as the election of directors, brokerage firms have authority to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted for or against the routine matter.

On “non-routine” matters, such as the amendment to the Charter to extend the Liquidation Date and the proposal to adjourn or postpone the Annual Meeting to solicit additional proxies in favor of a proposal, the brokerage firm cannot vote the shares on that proposal if it has not received voting instructions from the beneficial owner of such shares.

A “broker non-vote” occurs when a beneficial owner fails to provide voting instructions to his or her broker as to how to vote shares held by the broker in street name and the broker does not have discretionary authority to vote without instructions. By signing your proxy card and returning it to your broker without specific voting instructions as to any proposal, your shares represented by that proxy will be voted FOR that proposal. Any shares you beneficially own not identified as represented by that proxy will be considered broker non-votes with respect to all “non-routine” matters, including (1) the proposal to amend the Charter to extend the Liquidation Date and (2) the proposal to adjourn or postpone the Annual Meeting, including to solicit additional proxies in favor of a proposal.

With respect to the Amendment to the Charter to extend the Liquidation Date, broker non-votes will have the effect of a vote AGAINST the proposal. With respect to the proposal to adjourn or postpone the Annual Meeting, broker non-votes will have no effect on the proposal.

Q: How will voting on any other business be conducted?

A: Although we do not know of any business to be considered at the Annual Meeting other than as set forth herein, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to Donald A. Miller, CFA, our Chief Executive Officer and Robert E. Bowers, our Chief Financial Officer, or either of them, to vote on such matters in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

Q: When are the stockholder proposals for the next Annual Meeting of stockholders due?

A: All stockholder proposals to be considered for inclusion in the 2008 Proxy Statement must be submitted in writing to Robert E. Bowers, Chief Financial Officer, Piedmont Office Realty Trust, 6200 The Corners Parkway, Suite 500, Norcross, Georgia 30092-3365, no later than June 3, 2008. In order to be eligible for presentation at our 2008 annual meeting, our Bylaws require that written notice of any director nominations or other stockholder proposals must be received by our Secretary no later than September 14, 2008, but any such director nominations or stockholder proposals received after June 3, 2008 will not be included in our proxy solicitation materials.

Q: Who pays the cost of this proxy solicitation?

A: We will pay all the costs of soliciting these proxies. In addition to these mailed proxy materials, our employees, employees of our service providers, including Wells Real Estate Funds, Inc., our service provider under the Transition Services Agreement and Support Services Agreement described in further detail herein, The Bank of New York and ComputerShare Fund Services, our proxy solicitors, may also solicit proxies in person, by telephone, or by other means of communication. Our employees and employees of Wells Real Estate Funds, Inc. will not be paid any additional compensation for soliciting proxies. The Bank of New York will be paid an administrative fee of approximately $2,500 and $0.22 per phone vote and $0.07 per internet vote, plus out-of-pocket expenses for its basic solicitation services, which include review of proxy materials, dissemination of brokers search cards, distribution of proxy materials, solicitation of brokers, banks, and institutional holders, and delivery of executed proxies. ComputerShare Fund Services will be paid $5.00 per vote for it solicitation services. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

Q: Is this Proxy Statement the only way that proxies are being solicited?

A: No. In addition to mailing proxy solicitation material, our directors and employees, as well as third party proxy service companies we retain, may also solicit proxies in person, via the internet, by telephone or by any other electronic means of communication we deem appropriate.

Q: If I plan to attend the Annual Meeting in person, should I notify anyone?

A: While you are not required to notify anyone in order to attend the Annual Meeting, if you do plan to attend the meeting, we would appreciate it if you would mark the appropriate box on the enclosed proxy card to let us know how many stockholders will be attending the meeting so that we will be able to prepare a suitable meeting room for the attendees.

Q: How can I get additional copies of this Proxy Statement or other information filed with the SEC relating to this solicitation?

A: You may obtain additional copies of this Proxy Statement, our 2006 Annual Report on Form 10-K and all other relevant documents filed by us with the SEC free of charge at the SEC’s Web site located at www.sec.gov, from our Web site at www.piedmontreit.com, or by calling our Investor Services Department at 1-800-557-4830.

In addition, we file annual, quarterly and special reports, Proxy Statements and other information with the Securities and Exchange Commission (SEC). Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov. You may also read and copy any reports, statements or other information we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

PROPOSAL I:

ELECTION OF DIRECTORS

At the Annual Meeting, you and the other stockholders will vote on the election of all six members of our board of directors. Those persons elected will serve as directors until the 2008 Annual Meeting or until they otherwise resign or are removed from the board. The board of directors has nominated the following people for re-election as directors:

Name	Age	Position(s)
W. Wayne Woody, Chairman	65	Director* and Chairman of the Board of Directors
Michael R. Buchanan	60	Director*
Wesley E. Cantrell	72	Director*
William H. Keogler, Jr.	61	Director*
Donald S. Moss	71	Director*
Donald A. Miller, CFA	44	Chief Executive Officer, President and Director

* Indicates that such director is considered independent under the NYSE independence standards as determined by our board of directors.

The following is detailed information regarding each of the nominees:

W. Wayne Woody has served as an independent director of our company since 2003 and he was appointed Chairman of the board of directors on May 9, 2007. He served as the Interim Chief Financial Officer for Legacy Investment Group, a boutique investment firm, from 2000 to 2001. From 1968 until his retirement in 1999, Mr. Woody was employed by KPMG LLP and its predecessor firms, Peat Marwick Mitchell & Co. and Peat Marwick Main. As a Senior Partner of KMPG, he served in a number of key positions, including Securities and Exchange Commission Reviewing Partner and Partner-in-Charge of Professional Practice and Firm Risk Management for the southeastern United States and Puerto Rico. Mr. Woody was also a member of the board of directors of KPMG from 1990 through 1994. Prior to joining KPMG, Mr. Woody was the Principal Budget Analyst for the State of Georgia Office of Planning and Budget, where he reviewed, analyzed and presented the Governor’s budget proposals to the state legislature. Mr. Woody is a former Chairman of the Audit Committee for the City of Atlanta. He is also a director and the former Chairman of the Audit Committee of the Metropolitan Atlanta Chapter of the American Red Cross. Mr. Woody is a former member of the board of directors for the Metropolitan Atlanta Chapter of the American Heart Association. Since 2003, he has served as a director of American HomePatient, Inc., a publicly traded home health care provider, and as a trustee of the Wells Family of Real Estate Funds. Prior to the Internalization, he was also a director of Wells Real Estate Investment Trust II, Inc. In addition, he formerly served as a trustee and chairman of the Finance Committee for the Georgia State University Foundation. Mr. Woody previously served a three-year term as Chairman of the Board of Trustees of the Georgia Center for the Visually Impaired. Mr. Woody received a Bachelor of Science degree from Middle Tennessee State University and a Master’s of Business Administration degree from Georgia State University. He is a retired Certified Public Accountant in Georgia and North Carolina.

Michael R. Buchanan has served as an independent director of our company since 2002. Mr. Buchanan also currently serves as director of D.R. Horton, Inc., a publicly held residential development company. He was employed by Bank of America, N.A. and its predecessor banks, NationsBank and C&S National Bank, from 1972 until his retirement in March 2002. Mr. Buchanan has over 30 years of real estate banking and financial experience and, while at Bank of America, he held several key positions, including Managing Director of the Real Estate Banking Group, where he managed approximately 1,100 associates in 90 offices from 1998 until his retirement. This group was responsible for providing real estate loans, including construction, acquisition, development and bridge financing for the commercial and residential real estate industry, as well as providing structured financing for REITs. Mr. Buchanan has served as a trustee of Wells Family of Real Estate Funds since 2002. Mr. Buchanan is a graduate of the University of Kentucky where he earned a Bachelor of Economics degree and a Master’s of Business Administration degree. He also attended Harvard University in the graduate program for management development.

Wesley E. Cantrell has served as an independent director of our company since May 9, 2007. He was employed by Lanier Worldwide, Inc. (formerly NYSE: LR), a global document management company, from 1955 until his retirement in 2001. While at Lanier, Mr. Cantrell served in a number of key positions, including President from 1977 to 1987, President and Chief Executive Officer from 1987-1999, and Chairman and Chief Executive Officer from 1999 to 2001. During his time at Lanier, Mr. Cantrell oversaw the company’s sales increase from less than $100 million to over $1.4 billion and successfully transitioned the company through several major technology changes while repositioning a competitive U.S.-

based company into a global competitor. More recently, in May 2007, Mr. Cantrell co-authored the book, High-Performance Ethics: 10 Timeless Principles for Next-Generation Leadership. The book emphasizes integrity and ethical decision-making as essential elements for any successful business. Mr. Cantrell is currently a director for AnnTaylor Stores Corporation (NYSE: ANN), a publicly traded women’s specialty retailer listed on the NYSE, and previously served as a director for First Union National Bank of Atlanta and as a director of Institutional REIT, Inc., a public program newly sponsored by our former advisor. Mr. Cantrell graduated from the Southern Technical Institute with highest honors and was awarded an honorary doctorate from Southern Polytechnic State University.

William H. Keogler, Jr. has served as an independent director of our company since 1998. From December 1974 to July 1982, Mr. Keogler was employed by Robinson-Humphrey, Inc., an investment banking company, brokerage and trading firm, as the Director of Fixed Income Trading Departments responsible for municipal bond trading and municipal research, corporate and government bond trading, unit trusts and SBA/FHA loans, as well as being a member of the board of directors. From July 1982 to October 1984, Mr. Keogler was Executive Vice President, Chief Operating Officer, Chairman of the Executive Investment Committee and member of the board of directors and Chairman of the Managed Funds Association Advisory Board for the Financial Service Corporation. In March 1985, Mr. Keogler founded Keogler, Morgan & Company, Inc., a full-service brokerage firm, and Keogler Investment Advisory, Inc., an investment advisory firm, in which he served as Chairman of the Board, President and Chief Executive Officer. In January 1997, both companies were sold to SunAmerica, Inc., a publicly traded NYSE-listed company. Mr. Keogler continued to serve as President and Chief Executive Officer of these companies until his retirement in January 1998.

Donald S. Moss has served as an independent director of our company since 1998. He was employed by Avon Products, Inc. (NYSE: AVP), a publicly traded global beauty company listed on the NYSE, from 1957 until his retirement in 1986. While at Avon, Mr. Moss served in a number of key positions, including Vice President and Controller from 1973 to 1976, Group Vice President of Operations-Worldwide from 1976 to 1979, Group Vice President of Sales-Worldwide from 1979 to 1980, Senior Vice President-International from 1980 to 1983, and Group Vice President-Human Resources and Administration from 1983 until his retirement in 1986. Mr. Moss has served as a trustee of the Wells Family of Real Estate Funds since 1998 and as a director of Wells Timberland REIT, Inc. since 2006. Prior to the Internalization, he also served as a director of Wells Real Estate Investment Trust II, Inc. Mr. Moss was also a member of the board of directors of Avon Canada, Avon Japan, Avon Thailand, and Avon Malaysia from 1980 to 1983. Mr. Moss is a former director of The Atlanta Athletic Club. He was the National Treasurer and a director of the Girls Clubs of America from 1973 to 1976. Mr. Moss attended the University of Illinois where he majored in business.

Donald A. Miller, CFA, has served as our Chief Executive Officer, President, and a member of our board of directors since February 2, 2007. From 2003 to 2007, Mr. Miller was a Vice President of Wells REF and a Senior Vice President of Wells Capital. In such capacities, he was responsible for directing all aspects of the acquisitions, dispositions, property management, construction and leasing groups for Wells REF, Wells Capital and their affiliates in connection with these entities providing services to us under advisory, asset management and property management agreements to which we were a party prior to the Internalization. Prior to joining Wells REF and Wells Capital, Mr. Miller joined and ultimately headed the U.S. equity real estate operations, including acquisitions, dispositions, financing and investment management, of Lend Lease, a leading international commercial office, retail and residential property group from 1994 to 2003. Prior to joining Lend Lease, Mr. Miller was responsible for regional acquisitions for Prentiss Properties Realty Advisors, a predecessor entity to Prentiss Properties Trust, a publicly traded, self-administered and self-managed real estate investment trust (which was acquired by Brandywine Realty Trust in 2005). Earlier in his career, Mr. Miller worked in the pension investment management department of Delta Air Lines and was responsible for real estate and international equity investment programs. Mr. Miller is a Chartered Financial Analyst and holds a Georgia real estate license. He received a B.A. from Furman University in Greenville, South Carolina. He is a member of Urban Land Institution (ULI), National Association of Industrial and Office Properties (NAIOP) and the National Association of Real Estate Investment Trusts (NAREIT).

Vote Required; Recommendation

Each of the six nominees for re-election as a director will be elected at the Annual Meeting if a quorum is present at the Annual Meeting and a majority of shares present in person or by proxy and entitled to vote at such meeting vote in favor of such director for re-election. A properly executed proxy marked “FOR ALL” will be considered a vote in favor of all nominees for re-election as director. A properly executed proxy marked “FOR ALL EXCEPT” will be considered a vote in favor of all nominees EXCEPT those nominees you specifically list in the space provided. A properly executed proxy marked “WITHHOLD ALL” will be considered a vote against all director nominees. Your board of directors unanimously recommends a vote “FOR ALL” nominees listed for re-election as directors.

PROPOSAL II:

AMENDMENT TO THE CHARTER TO EXTEND

THE LIQUIDATION DATE

Introduction

Due to the recent turmoil in the equity and credit markets and for the other reasons set forth below, our board of directors has unanimously determined that it is advisable (i) to extend the Liquidation Date from January 30, 2008 to July 30, 2009 and (ii) to provide the board of directors with the discretionary authority, to extend the Liquidation Date further from July 30, 2009 to January 30, 2011. In order to accomplish this, we need stockholder approval of an amendment to our Charter. The full text of this amendment is set forth in the proposed Amendment No. 2 to the Second Articles of Amendment and Restatement which is attached hereto as Appendix B. If the proposal to extend the Liquidation Date is approved, we intend to continue to operate the business of the company, while evaluating all other options available to the company.

Background

Our Charter requires that, unless we list our common shares on a national securities exchange or over-the-counter market by January 30, 2008, which we refer to as the “Liquidation Date” in this Proxy Statement, we must commence an orderly process of liquidation.

Accordingly, in late 2004, our board of directors appointed a special committee, which we refer to as the “Special Committee,” composed of Messrs. W. Wayne Woody, Michael R. Buchanan, Richard W. Carpenter and William H. Keogler, Jr., each of whom was an independent director, to evaluate and investigate the advisability of an internalization and other alternative strategic options. Although internalization transactions are a typical step in the lifecycle of many non-listed REITs, the Special Committee undertook a thorough process to ascertain the strategic alternative that it believed would provide stockholders the greatest potential to maximize their long term investment return. To assist them in this analysis, the Special Committee retained Rogers & Hardin LLP as its legal counsel and Robert A. Stanger & Co., Inc., a real estate industry expert, as its financial advisor. The Special Committee investigated and analyzed various options with its financial advisor and legal counsel and ultimately determined that it was in the best interests of Piedmont REIT and its stockholders to internalize its former advisor, which we refer to as the “Internalization” in this Proxy Statement. The Special Committee concluded that the Internalization would, among other things, (i) better position the company for a successful listing on a national securities exchange, (ii) be accretive over time to our earnings per share and our funds from operations per share due to a reduction in operating costs resulting from no longer paying advisory, property management and certain of the other fees and expense reimbursements to our former advisor and (iii) provide a dedicated and internal management team fully focused on our operations and strategic plans. This determination was based on a number of factors, including, among others, a review of then-current real estate market conditions, an analysis of the possible strategic alternatives and certain potential advantages and disadvantages of such alternatives, an evaluation of the potential financial impact on us and our stockholders of such alternatives and information regarding the experiences of other REITs with respect to internalization and other alternatives, and financial advice of Robert A. Stanger & Co., Inc. The Special Committee also retained Ernst & Young LLP to undertake certain agreed upon procedures on financial information relating to the transaction. In addition, we received a written fairness opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc. as to the fairness, from a financial point of view, to us of the consideration to be paid by us in the Internalization.

Consistent with this decision, the Special Committee negotiated a merger agreement with Wells REF, Wells Capital, Wells Management, WASI, WREAS and WGS, which was entered into on February 2, 2007. Although not legally required, the Merger Agreement conditioned closing of the Internalization on approval by our stockholders. On April 11, 2007, a majority of our stockholders (94% of those voting) approved the Internalization and on April 16, 2007, we completed the Internalization and became self-managed and self-advised.

In the time between entering into the Merger Agreement and the completion of the Internalization, our board of directors and management had discussions with investment bankers and other advisors regarding a possible listing. In early April, Morgan Stanley & Co. Incorporated and J.P. Morgan Securities met with our board of directors and presented information relating to market conditions and a potential listing of our common stock. Upon the completion of the Internalization, we formally engaged Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., which we hereafter refer to as our “Financial Advisors,” to continue to assist us with our evaluation of a listing. Based on input from our Financial Advisors, our legal advisors and Robert A. Stanger & Co. Inc. and after again considering strategic alternatives available to our company, our board of directors determined that it was in the best interests of the company and our stockholders to immediately pursue a listing of our common stock on a national securities exchange. We also determined to pursue a concurrent offering of our common stock, which our Financial Advisors viewed as an important component to a successful launch of our company onto the publicly-traded markets. After the closing of the Internalization on April 16, 2007, we immediately began to take steps necessary to list our common stock and complete a concurrent offering of our common stock. With the assistance of our Financial Advisors and our legal counsel, we began to prepare a registration statement on Form S-11 and prospectus for the concurrent offering, which we filed with the Securities and Exchange Commission on May 23, 2007 with Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. as lead underwriters. In addition, after completion of the Internalization, we implemented other strategies in order to pursue a listing of our common stock on a national securities exchange, including among other things, making improvements to our corporate governance practices, making changes to the makeup of our board of directors, and changing our name in order to differentiate ourselves as a unique, high quality, self-advised office REIT.

After we filed the registration statement, the publicly traded REIT markets traded down and as a result, our Financial Advisors believed that the values we would receive upon a listing and concurrent offering of our common shares could be affected by those public equity market conditions. As a result, our board of directors asked our Financial Advisors to begin conducting conversations with a limited number of third parties that were financially capable of consummating a strategic transaction with the company to review the values that could be obtained in a strategic transaction including a possible sale of the company and to compare those values with the potential value which was anticipated to be obtained through listing of our shares under then current market conditions. On July 12, 2007, our Financial Advisors reported to our board of directors the results of their conversations, indicating that the potential buyers contacted confirmed management’s view of valuation for the assets of the company but that none of these potential buyers was interested at that time in pursuing the acquisition of the company as a whole. In late July, the credit markets continued to deteriorate, and we observed a steep decline in valuations of public REIT stocks. During the week of July 23, 2007, the MSCI US REIT Index dropped 8.9%, bringing the decline in the MSCI US REIT Index in the period from Internalization on April 16, 2007 to August 3, 2007 to 19.1%. At a meeting held on August 6, 2007, our board of directors continued to discuss potential strategic alternatives available to the company given the deteriorating capital market conditions, including a potential listing of our common stock and a potential listing and concurrent offering of our common stock. At such meeting, our Financial Advisors reported to our board of directors their view that given the then-current equity market environment and recent credit market disruptions, our stock would likely trade at a significant discount to the long-term value of the company if the company opted to proceed with a listing of our stock under the then-current capital market conditions, whether or not the listing included a concurrent offering of our common stock. Our Board has concluded that listing in an unsettled market at a price significantly below the long-term value of the company would not be in the best interests of our stockholders because, among other things, it could adversely affect (1) the level at which our common stock might be traded thereafter in more stabilized environments, (2) the view of the fundamental value of the company, not only from the perspective of our stockholders but also potential acquirors, (3) our cost of capital when using stock as consideration for acquisition opportunities, joint venture arrangements and strategic partnerships and (4) the perceived leverage level of the company by lenders and, as a result the potential for higher cost of new debt financings. Given these market conditions, our board of directors determined to postpone any listing and to re-evaluate, with the advice of our Financial Advisors, the company’s strategic options in early September.

The volatility in valuations of REIT stocks and tumult in the U.S. credit markets continued throughout the months of August and September. The turmoil in the US credit markets has created a greater sense of uncertainty which is negatively affecting pricing in the public real estate equity markets and has created uncertainty regarding values in the context of sales of assets and strategic transactions.

On September 12, 2007, our board of directors met with and received a report from our Financial Advisors on capital market conditions, which had not materially improved since our August 6 meeting due to continued turmoil in credit markets prompted by concerns regarding sub-prime mortgage defaults among other things. Based on this input and other factors described below, our board of directors determined that it was in the best interests of the company and our stockholders to delay the listing and concurrent offering of our common stock and not pursue a listing without a concurrent offering of our common stock until the public real estate equity markets have stabilized. Our board of directors also discussed the approaching Liquidation Date and determined that being required to pursue a listing (whether or not the listing included a concurrent offering of our common stock), sale of assets or any other strategic transaction prior to the current Liquidation Date in light of the current capital market conditions might adversely affect our ability to effectively maximize stockholder value.

Accordingly, our board of directors determined to extend the Liquidation Date as described herein and to recommend that our stockholders vote FOR this proposal.

Reasons for the Amendment to the Charter

Our board of directors believes that it is in the best interests of our stockholders to begin the process to amend our Charter to extend the Liquidation Date. Our board of directors considered various time periods for extension and determined to extend initially from January 30, 2008 to July 30, 2009 in order to allow time for market conditions to improve. However, our board of directors also thought it was prudent to request the flexibility to further extend the Liquidation Date to January 30, 2011 without further stockholder approval to the extent the board of directors determines that such further extension is necessary to effectively maximize stockholder value. The board of directors’ determination as to time periods was based on input from our Financial Advisors that timeframe would likely be enough time for the public equity markets and credit markets to stabilize and for the board of directors to be able to effect a successful listing of our common stock, or if such listing is not expected to effectively maximize stockholder value at such time, to evaluate and pursue a sale of our company or other strategic transaction. Our board of directors recommends that our stockholders approve the amendment to the Charter to extend the Liquidation Date.

If the proposal to extend the Liquidation Date is approved, we intend to continue to operate the business of the company in accordance with our business plan while evaluating all other options available to the company. We believe that our business fundamentals are strong. With approximately $5 billion in property assets encompassing over 21 million square feet as of June 30, 2007, we rank as one of the largest office property owners in the United States. Across our portfolio, our properties are approximately 94% leased. Since January 1, 2007, we have renewed leases relating to over 1.3 million square feet of our properties. Further, approximately 91% of our annualized gross rent is derived from tenants that have investment grade ratings, are subsidiaries of investment grade companies, are government agencies or are nationally recognized corporations or professional service firms.

In addition, our leverage ratios are among the lowest in the publicly traded REIT office sector and we have considerable capital resources, which provides us with the financial capacity to grow our portfolio, funds from operations, and potentially stockholder values when market conditions allow for accretive acquisitions. On July 16, 2007, Standard & Poor’s Ratings Services assigned its ‘BBB’ corporate credit rating and a stable outlook to the company and on July 19, 2007, Moody’s assigned its ‘Baa3’ rating and stable outlook to Piedmont Operating Partnership, LP. With our strong operating fundamentals and the investment grade credit ratings from S&P and Moody’s, we recently obtained a $500 million unsecured debt line with the ability to request an increase from our lenders to $1 billion to fund acquisitions, grow our business and enhance stockholder value. We are actively pursuing opportunities to capitalize on the current market and new acquisitions that we believe will complement our current portfolio and create stockholder value, and we are continuing to evaluate the potential disposition of certain non-strategic assets with limited appreciation potential.

In addition, we have begun to realize some of the benefits of the Internalization. Our five-member executive management team which is fully dedicated to our company has an average of over 21 years of commercial real estate and/or public company financial management experience, and almost three years of experience working together to operate the existing portfolio and execute our investment strategy. Because the Internalization closed on April 16, 2007, our quarterly results for the first and second quarters of 2007 do not fully reflect the cost-savings benefits of the transaction; however, we believe we have been able to realize the financial benefits of the Internalization thus far and will continue to realize these benefits in the coming years through the elimination of advisory, property management fees and certain of the other fees and expense reimbursements paid to our former advisors, and the dedication of an employee base focused solely on our operations.

We believe that the extension of the Liquidation Date will give us the flexibility to continue to operate and grow the business and will likewise provide the flexibility to take advantage of all other options available to the company. Despite the downturn in the public equity markets and dislocation in the credit markets, office fundamentals in the U.S. office market remain strong, with rental rates continuing to increase particularly in high barrier markets and office vacancy rates declining from 18.3% in 2002 to 12.7% in the first quarter of 2007. Our board of directors believes that the extension of the Liquidation Date will allow us to take advantage of these strong fundamentals by continuing to renew and execute favorable leases, undertaking accretive acquisitions and potentially increasing our funds from operations per share. If the proposal to extend the Liquidation Date is approved, our board of directors intends to continue to review all available strategic options for the company including a listing of our common stock, or a merger, business combination, portfolio asset sale or a liquidation of our assets. Any one of these or other strategic alternatives may be pursued at any time including prior to January 30, 2008 if our board of directors determines that it is in the best interest of the company and its stockholders to do so. If the proposal to extend the Liquidation Date is not approved, our board of directors will consider all of its options prior to January 30, 2008 including a listing of our common stock, and if we do not pursue a listing or other strategic alternative prior to January 30, 2008, we will commence an orderly process of liquidation in accordance with our Charter.

Plans to Provide Interim Liquidity for Stockholders

In an effort to accommodate potential interim liquidity needs of some stockholders, our board of directors intends to reinstate the company’s share redemption program, which we refer to as the “Share Redemption Program,” in the fourth quarter of 2007. We intend to monitor the demand of our stockholders requesting redemptions pursuant to the Share Redemption Program. If demand exceeds the current limitations on redemption as set forth in the Share Redemption Program, the board of directors will consider amending the Share Redemption Program or adopting other liquidity programs to provide additional interim liquidity for our stockholders. While we currently intend to attempt to accommodate the interim liquidity needs of our stockholders, there can be no assurance that we will be able to accommodate all requests for redemption under the Share Redemption Program or any other alternative liquidity program that our board of directors may elect to adopt.

Recommendation of the Board of Directors

Our board of directors believes that the amendment to our Charter to extend the Liquidation Date is advisable and in the best interests of Piedmont REIT and our stockholders and has unanimously approved the amendment to the Charter to extend the Liquidation Date and unanimously recommends that you vote FOR the proposal to approve the amendment to our Charter to extend the Liquidation Date.

In reaching its conclusion, our board of directors consulted with our management, as well as with our legal and Financial Advisors and Robert A. Stanger &Co., and considered a variety of factors weighing favorably towards the amendment including, without limitation, the following:

•

given current challenging capital market conditions, the risk that the initial offering price in an offering of our common stock at this time and the initial trading price of the stock upon listing under current market conditions would not reflect the long-term value of the company;

•

discussions with our Financial Advisors regarding prices that could be obtained in a sales transaction for the company with a third party under current market conditions and the concern that such values would not reflect the long-term value of the company;

•	the financial strength of our company which permits the continuation of our business operations as an alternative to a listing or a strategic transaction under current market conditions;

•	the current strength of office real estate fundamentals and our ability to create stockholder value;

•	discussions with our Financial Advisors regarding the long-term potential values of the company and its shares based on various potential future strategies when market conditions improve; and

•	our financial ability to offer limited interim liquidity to our stockholders through our Share Redemption Program.

Our board of directors weighed these advantages and opportunities against a number of other factors identified in its deliberations weighing negatively against the amendment to the Charter to extend the Liquidation Date, including:

•	all of our stockholders may not receive liquidity by January 30, 2008 if the amendment to the Charter to extend the Liquidation Date is approved;

•	our stockholders purchased shares of our common stock with the expectation that we would commence an orderly process of liquidation if our shares were not listed by January 30, 2008;

•

there is no assurance that current market conditions will improve such that a listing and concurrent offering of our common shares or other strategic transaction before July 30, 2009, or even before January 30, 2011, will prove to be in the best interests of Piedmont REIT and our stockholders;

•	if we continue as a going concern, we may not continue our historic level of distributions to stockholders, and our distribution levels may fluctuate;

•

the amendment to the Charter to extend the Liquidation Date requires only the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon, meaning that even if you vote against the proposal, if the proposal is approved by a sufficient number of stockholders, your ability to obtain liquidity for your shares may be delayed beyond January 30, 2011;

•

although our board of directors will endeavor to provide limited interim liquidity through the reinstatement of the Share Redemption Program or other liquidity alternative, we are under no obligation to reinstate the Share Redemption Program or otherwise provide interim liquidity of our stockholders; further, there can be no assurance that we will be able to accommodate all requests for redemption under the Share Redemption Program or alternative liquidity program.

•

if we amend the Share Redemption Program or adopt an alternative liquidity program in order to increase the number of shares that may be repurchased, we may fund such repurchases through borrowings on our credit facility or the incurrence of other indebtedness, which will increase our leverage ratios and may limit the amount of funds that are available for us to use for other purposes.

After consideration of these factors, our board of directors determined that these risks were significantly outweighed by the potential benefits of extending the Liquidation Date.

Although this discussion of the information and factors considered by our board of directors is believed to include the material factors considered by our board of directors, it is not intended to be exhaustive and may not include all of the factors considered by our board of directors. In reaching its determination to approve and recommend the amendment to our Charter to extend the Liquidation Date, our board of directors did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination that proposal is advisable and in the best interests of Piedmont REIT and our stockholders. Rather, our board of directors based its position and recommendation on the totality of the information presented to and factors considered by it. In addition, individual members of our board of directors may have given differing weights to different factors.

Proposed Amendment

Section 11.1 of our existing Charter provides as follows:

“In the event that Listing does not occur on or before January 30, 2008, the Company shall immediately thereafter undertake an orderly liquidation and Sale of the Company’s Assets and will distribute any Net Sales Proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve. In the event that Listing occurs on or before such date, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.”

Section 11.1 of our existing Charter is being amended in Amendment No. 2 to our Second Articles of Amendment and Restatement to extend the Liquidation Date as follows:

“In the event that Listing does not occur on or before the Determination Date, the Company shall immediately thereafter undertake an orderly liquidation and Sale of the Company’s Assets and will distribute any Net Sales Proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve. In the event that Listing occurs on or before such date, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.”

Section 1.5 of our existing Charter will be amended to add the following definition:

“DETERMINATION DATE” means July 30, 2009 provided that the Company’s Board of Directors may in its sole discretion extend the Determination Date to January 30, 2011 through a resolution adopted by a majority of the Directors.

Conforming Changes

In addition, Amendment No. 2 to our Second Articles of Amendment and Restatement would make conforming changes to Sections 3.2(xxiii) and 5.1 of our existing Charter.

Section 3.2(xxiii) of our existing Charter currently provides that one of the powers of the board of directors is:

“To cause the listing of the Shares at any time after completion of the Initial Public Offering, but in no event shall such Listing occur more than ten (10) years after completion of the Initial Public Offering.”

Amendment No. 2 to our Second Articles of Amendment and Restatement would amend Section 3.2(xxiii) to remove the following clause from this provision:

“but in no event shall such Listing occur more than ten (10) years after completion of the Initial Public Offering.”

Amendment No. 2 to our Second Articles of Amendment and Restatement would amend Section 5.1 of our existing Charter to remove the following clause from the list of our investment objectives:

“to provide Stockholders with liquidity of their investment within ten (10) years after the commencement of the Initial Public Offering through either (a) the Listing of the Common Shares or (b) if Listing does not occur within ten years following the commencement of the Initial Public Offering, the dissolution of the Company and orderly liquidation of its Assets”

Implementation of Amendments

If approved by our stockholders at the Annual Meeting, the amendments reflected in Amendment No. 2 to our Second Articles of Amendment and Restatement will be effected by our filing of the such Amendment No. 2 with the State Department of Assessments and Taxation of the State of Maryland, which we refer to as the “SDAT,” and will become effective upon filing and acceptance for record by the SDAT.

Appraisal Rights

Under Maryland law and our Charter, you will not be entitled to rights of appraisal with respect to Amendment No. 2 to our Second Articles of Amendment and Restatement. Accordingly, to the extent that you object to Amendment No. 2 to our Second Articles of Amendment and Restatement, you will not have the right to have a court judicially determine (and you will not receive) the fair value for your shares of common stock under the provisions of Maryland law governing appraisal rights.

Vote Required

Approval of this proposal to amend our existing Charter requires the affirmative vote of the holders of at least a majority of our outstanding shares of common stock entitled to vote thereon. Proxies received will be voted for approval of this proposal unless stockholders designate otherwise.

Our board of directors has deemed it advisable and in the best interests of the company and our stockholders to approve the amendment to the Charter to extend the Liquidation Date and has unanimously recommended that our stockholders approve this amendment to our Charter. Our board of directors unanimously approved Amendment No. 2 to our Second Articles of Amendment and Restatement and recommends that you vote FOR this proposal.

PROPOSAL III:

PROPOSAL TO APPROVE AN ADJOURNMENT

OR POSTPONEMENT OF THE ANNUAL MEETING

The third proposal is to consider and vote upon the proposal to approve an adjournment or postponement of the Annual Meeting, including if necessary, to solicit additional proxies in favor of Proposal I and Proposal II if there are not sufficient votes for either of the proposals.

Vote Required

The proposal to approve and adjournment or postponement of the Annual Meeting, including if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for either of the proposals must receive the affirmative vote of a majority of the votes cast at the annual meeting by the holders who are present in person or by proxy to pass. If you abstain from voting on the proposal, it will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that you vote FOR the proposal to approve the postponement or adjournment of the Annual Meeting.

CERTAIN INFORMATION ABOUT MANAGEMENT

Executive Officers

Prior to February 2, 2007, our executive officers were not our direct employees. Effective February 2, 2007, we hired Mr. Miller to be our Chief Executive Officer and President. In addition, after the completion of the Internalization, we hired Mr. Bowers, Ms. Moon, Mr. Owens and Mr. Reddic as our direct employees and executive officers. We have provided below certain information about our executive officers.

Name	Age	Position(s)
Donald A. Miller, CFA	44	Chief Executive Officer, President and Director
Robert E. Bowers	50	Chief Financial Officer, Executive Vice President, Secretary, and Treasurer
Laura P. Moon	36	Senior Vice President and Chief Accounting Officer
Raymond L. Owens	49	Executive Vice President—Capital Markets
Carroll A. Reddic, IV	41	Executive Vice President—Real Estate Operations

The following is detailed information about each of our executive officers other than Mr. Miller whose biographical information is included on page 8 of this Proxy Statement.

Robert E. Bowers has served as our Chief Financial Officer since April 16, 2007. A 23-year veteran of the financial services industry, Mr. Bowers’ experience includes investor relations, debt and capital infusion, structuring of initial public offerings, budgeting and forecasting, financial management and strategic planning. From 2004 until 2007, he served as Chief Financial Officer and Vice President of Wells REF and was a Senior Vice President of Wells Capital. Prior to joining Wells REF and Wells Capital in 2004, Mr. Bowers served as a business financial consultant, and provided strategic financial counsel to a range of organizations, including venture capital funds, public corporations and businesses considering listing on a national securities exchange. Mr. Bowers was previously Chief Financial Officer of NetBank, Inc., the first profitable internet bank, from 1997 to 2002. While at NetBank, he participated in the company’s successful initial public offering and subsequent secondary offerings, and directed all SEC and regulatory reporting and compliance. From 1984 to 1995, Mr. Bowers was Chief Financial Officer and Director of Stockholder Systems, Inc., a Norcross, Georgia-based financial applications company. When CheckFree Corporation, a pioneer in the electronic bill payment industry, acquired Stockholder Systems in 1995, Mr. Bowers headed the merger negotiation team and became Chief Financial Officer of the combined organization. Mr. Bowers began his career in 1978 as an audit manager for Arthur Andersen & Company in Atlanta. Mr. Bowers earned a Bachelor of Science in Accounting from Auburn University, where he graduated summa cum laude. He is a Certified Public Accountant and serves on the boards of various Atlanta-area non-profit organizations.

Laura P. Moon has served as our Senior Vice President and Chief Accounting Officer since April 16, 2007. In this role she is responsible for all general ledger accounting, financial and tax reporting, and treasury functions. Prior to joining us, Ms. Moon had been Vice President and Chief Accounting Officer at Wells REF since 2005 where she had responsibility for all general ledger accounting, financial and tax reporting, and internal audit supervision for 19 public registrants as well as several private real estate partnerships. From 2003 to 2005, Ms. Moon served as Senior Director of Financial Planning and Analysis for ChoicePoint, Inc., which provides technology, software, information and marketing services to help manage economic and physical risks. Ms. Moon was responsible for budgeting, forecasting, valuation and structuring for all of ChoicePoint’s acquisitions as well as supporting certain Investor Relations activities. From 1999 to 2002, Ms. Moon served as Chief Accounting Officer of NetBank, Inc and Chief Financial Officer of NetBank, FSB where she was responsible for the day-to-day management of all financial and tax matters. From 1991 until 1999, Ms. Moon was employed by Deloitte & Touche LLP as a senior manager in the audit and attest division, where she specialized in mergers & acquisitions in addition to serving clients in the banking sector. Ms. Moon is a Certified Public Accountant. She earned a Bachelor of Business Administration in Accounting from the University of Georgia.

Raymond L. Owens has served as our Executive Vice President—Capital Markets since April 16, 2007. In this capacity, Mr. Owens is responsible for acquisition, disposition and financing activities of our company. Until becoming one of our executive officers in connection with our Internalization, Mr. Owens spent five years as a Managing Director—Capital Markets for Wells REF, where he oversaw its western regional acquisition team and its real estate finance team. He was responsible for directing the negotiation and acquisition of properties in the western United States and managed all property financing activity for our former advisor across the United States. Mr. Owens has more than 25 years of experience in acquisitions, asset management, investment management, finance, and business development. Mr. Owens served as Senior Vice President for PM Realty Group, a national, full-service commercial real estate firm, from 1997 to 2002, overseeing all management operations in Atlanta, Washington, D.C., Chicago, and New York. Before joining PM Realty Group, Mr. Owens served as Vice President at General Electric Asset Management, where he managed and negotiated dispositions as well as third-party, nonrecourse financing for real estate assets. He also held leadership positions at Aetna Realty Investors from 1982 to 1991, Travelers Realty Investment Company from 1991 to 1994, and HPI Realty Partners/The Koll Company from 1994 to 1995. Mr. Owens is a member of the National Association of Real Estate Investment Managers (NAREIM), the National Association of Industrial & Office Properties (NAIOP), the Urban Land Institute (ULI), and the Mortgage Bankers Association (MBA). He earned a Bachelor of Arts in Economics and a Master’s of Business Administration in Marketing, with a concentration in real estate, from the University of Michigan.

Carroll A. (“Bo”) Reddic, IV has served as our Executive Vice President for Real Estate Operations since April 16, 2007. His responsibilities include leading our company’s asset and property management divisions. Additionally, he provides oversight to our company’s construction management and tenant relationship functions. From 2005 to 2007, Mr. Reddic was a Managing Director in the Asset Management Department at Wells REF, where he was responsible for supervising the firm’s asset management function in its Midwest and South regions. Additionally, he served in a deputy department head capacity of the Asset Management Department. From September 30, 2005 to April 15, 2007, Mr. Reddic served on the board of directors and was the membership chairman for Wells REF’s political action committee, Wells PAC. Mr. Reddic has 18 years of institutional real estate experience. Prior to joining Wells REF in January 2005, Mr. Reddic was an Executive Director with Morgan Stanley (including the predecessor companies of The Yarmouth Group and Lend Lease Real Estate Investments) from February 1990 to December 2004, where he served as portfolio manager for domestic commingled investment funds and international separate account portfolios. Prior to his portfolio manager responsibilities, he was a member of the Atlanta satellite office, specializing in acquisitions, asset management, and dispositions. Prior to joining The Yarmouth Group, Mr. Reddic was employed at Laventhol & Horwath, an accounting firm, in its real estate consulting and appraisal division. Mr. Reddic received a Bachelor of Science degree in Industrial Management and a Certificate in Industrial Psychology, with honors, from the Georgia Institute of Technology and a Master of City Planning degree from the Georgia Institute of Technology. He is a member of the National Association of Industrial & Office Properties (NAIOP), the Urban Land Institute (ULI) and the American Planning Association (APA). Additionally, Mr. Reddic is a Trustee of NAIOP-PAC and a member of the Advisory Board for the City and Regional Planning Program at Georgia Tech.

There are no family relationships among our directors or executive officers.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

Our board of directors has established five standing committees: the audit committee, the compensation committee, the nominating and corporate governance committee, the capital committee and the conflicts committee. Although our shares are not currently listed for trading on a national securities exchange, our board of directors has elected to have the composition of each of the audit committee, the compensation committee and the nominating and corporate governance committee comply with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time. All members of the committees described below are independent as such term is defined in the NYSE’s listing standards and as affirmatively determined by our board of directors.

Board Committee	Chairman	Members

Audit Committee	W. Wayne Woody*	Michael R. Buchanan Wesley E. Cantrell William H. Keogler, Jr. Donald S. Moss

Compensation Committee	Donald S. Moss	Michael R. Buchanan Wesley E. Cantrell William H. Keogler, Jr. W. Wayne Woody

Nominating & Corporate Governance Committee	Donald S. Moss	Michael R. Buchanan Wesley E. Cantrell William H. Keogler, Jr. W. Wayne Woody

Capital Committee	Michael R. Buchanan	Wesley E. Cantrell William H. Keogler, Jr. Donald S. Moss W. Wayne Woody

Conflicts Committee	None	Michael R. Buchanan Wesley E. Cantrell William H. Keogler, Jr. Donald S. Moss W. Wayne Woody

*	Audit committee financial expert.

The Audit Committee

Our board of directors has established a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Messrs. Woody, Buchanan, Cantrell, Keogler and Moss. Each member of the audit committee meets the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Exchange Act, and applicable rules and regulations of the SEC, all as in effect from time to time. The board of directors has determined that Mr. Woody satisfies the requirements for an “audit committee financial expert” as defined by the rules and regulations of the SEC, and has designated Mr. Woody as our audit committee financial expert.

The audit committee operates pursuant to a written charter adopted by our board of directors, a copy of which is available on our website at www.piedmontreit.com. The primary responsibilities of the audit committee, as set forth in the committee’s charter, include the following:

•

assisting the board of directors in the oversight of (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the qualification, independence and performance of our independent auditors; and (4) the performance of our internal audit function;

•

assisting our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting which our management has established, and our audit and financial reporting process;

•	maintaining a free and open means of communication among our independent auditors, accountants, financial and senior management, our internal audit department and our board of directors;

•

reviewing and discussing with management and the independent auditor our annual audited financial statements, and, based upon such discussions, recommending to the board of directors that our audited financial statements be included in our annual report on Form 10-K;

•	reviewing and discussing with management and the independent auditor our quarterly financial statements and each of our quarterly reports on Form 10-Q;

•	preparing an audit committee report for inclusion in our annual Proxy Statements for our annual stockholder meetings;

•	appointing, compensating, overseeing, retaining, discharging and replacing our independent auditor; and

•	pre-approving all auditing services, and all permitted non-audit services, performed for us by the independent auditor.

During 2006, the Audit Committee held nine meetings.

The Compensation Committee

The board of directors has established a separately designated compensation committee. Prior to the Internalization, the primary function of our compensation committee was to administer the granting of stock options to selected employees of Wells Capital and Wells Management, our historical external advisors, based upon recommendations from management of these entities, and to set the terms and conditions of any such options in accordance with our 2000 employee stock option plan; however, no employee stock options were ever issued under our 2000 employee stock option plan, and subsequent to the adoption of our 2007 Omnibus Incentive Plan, our board terminated our 2000 employee stock option plan. On January 22, 2007, our board reconstituted our compensation committee and appointed our current, which is comprised of five independent directors, Messrs. Moss (Chairman), Buchanan, Cantrell, Keogler and Woody. The members of the Compensation Committee are all independent directors and, while our shares are not currently listed for trading on any national securities exchange, such independent directors meet the current independence and experience requirements of the NYSE and applicable rules and regulations of the SEC. For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Compensation Discussion and Analysis.” Pursuant to the compensation committee’s written charter, adopted on August 6, 2007, a copy of which is available on our website at www.piedmontreit.com, its primary responsibilities include:

•	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•

evaluating the Chief Executive Officer’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors, determining and approving the Chief Executive Officer’s compensation based on this evaluation;

•

making recommendations to our board with respect to the compensation of other executive officers, and incentive-compensation and equity-based plans and awards to our executive officers and other employees;

•	administering our 2007 Omnibus Incentive Plan;

•	overseeing and assisting in preparing the Compensation Discussion and Analysis for inclusion in our Proxy Statement and/or annual report on Form 10-K;

•	providing for the inclusion in our Proxy Statement of a description of the processes and procedures for the consideration and determination of executive and director compensation; and

•	preparing a compensation committee report, as required by applicable SEC regulations, to be included in our Proxy Statements and/or annual report on Form 10-K.

Our Compensation Committee did not meet during 2006.

The Nominating and Corporate Governance Committee

Our board of directors has established a separately designated nominating and corporate governance committee, which is comprised of five independent directors, Messrs. Moss (Chairman), Buchanan, Cantrell, Keogler and Woody. The members of the Nominating and Corporate Governance Committee are all independent directors and, while our shares are not currently listed for trading on any national securities exchange, such independent directors meet the current independence and experience requirements of the NYSE and applicable rules and regulations of the SEC. The nominating and corporate governance committee operates pursuant to a written charter adopted by our board of directors, a copy of which is available on our website at www.piedmontreit.com. The primary responsibilities of the nominating and corporate governance committee, as set forth in the committee’s charter include:

•

identifying individuals qualified to serve on the board of directors, consistent with criteria approved by the board of directors, and recommending that the board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

•	developing and implementing the process necessary to identify prospective members of our board of directors;

•	determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the board of directors;

•	overseeing an annual evaluation of the board of directors, each of the committees of the board and management;

•	developing and recommending to our board of directors a set of corporate governance principles and policies; and

•	periodically reviewing our corporate governance structures and procedures and suggesting improvements thereto to our board of directors.

During 2006, the Nominating and Corporate Governance Committee held five meetings.

Board Membership Criteria

The Nominating and Corporate Governance Committee annually reviews with the board of directors the appropriate experience, skills and characteristics required of board members in the context of the current membership of the board. This assessment includes, in the context of the perceived needs of the board at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or brokerage industry or accounting or financial management expertise. Other considerations include the candidate’s independence from conflict with Piedmont REIT and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. The term “independence” means that the candidate meets the definition of “independent director” contained in Piedmont REIT’s charter and the current independence and experience requirements of the NYSE and applicable rules and regulations of the SEC. It also is expected that independent directors nominated by the board of directors shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. Moreover, as required by Section 2.2 of Piedmont REIT’s charter, at least one director who is not an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage, and at least one of our independent directors must have at least three years of relevant real estate experience.

Selection of Directors

The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. The board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer. Pursuant to Section 2.1 of Piedmont REIT’s charter, however, the independent directors must nominate replacements for any vacancies among the independent director positions.

The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of the board of directors; it then recommends director nominees who are voted on by the full board of directors. All director nominees then stand for election by the stockholders annually.

In recommending director nominees to the board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors and members of our management. The Nominating and Corporate Governance Committee may engage the services of a search firm to assist in identifying potential director nominees. The Nominating and Corporate Governance Committee will also consider recommendations made by stockholders and other interested persons for director nominees who meet the established director criteria set forth above. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in Article II, Section 12 of our Bylaws. Any stockholder may request a copy of our Bylaws free of charge by calling our investor services department at 1-800-557-4830.

In evaluating the persons nominated as potential directors, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant.

In addition, in connection with our Internalization, Leo F. Wells, III, our former President, director and Chairman of the board of directors, agreed that he would resign as a director upon a listing of our common shares on a national securities exchange, unless a majority of certain designated independent directors determined that it was in our best interest that he remain a director, and Mr. Wells subsequently resigned from our board of directors. At the time of such resignation and for a period ending on the earlier of (1) two years following the listing or (2) such time as Mr. Wells is no longer the beneficial owner of at least 1% of our outstanding common stock, Mr. Wells has the right to nominate an individual to be appointed to fill the vacancy created by his resignation, which individual would be nominated for election to our board at a meeting of our stockholders held for the purpose of electing directors during such period, provided that such individual is reasonably acceptable to the board and is not on the board of directors of any entity related to Wells REF that competes with us or any of our subsidiaries. Mr. Wells resigned from our board of directors on May 9, 2007 and nominated Mr. Cantrell to fill the resulting vacancy. The remaining directors reviewed Mr. Cantrell’s professional experience, particularly his independence and his public company experience and voted to approve Mr. Cantrell to the board of directors, in accordance with our charter, effective May 9, 2007.

The Capital Committee

Our board of directors has established a capital committee, which is comprised of five independent directors, Messrs. Buchanan (Chairman), Cantrell, Keogler, Moss and Woody. The primary responsibilities of the capital committee, include:

•

reviewing and advising the board of directors on our overall financial performance, including issues related to capital structure, operating earnings, dividends and budgetary and reporting processes; and

•

reviewing and advising the board of directors on investment criteria and acquisition policies, general economic environment in various real estate markets, existing or prospective properties or tenants, and portfolio diversification goals.

The Conflicts Committee

In connection with the Internalization, our board of directors established a conflicts committee, which is comprised of the five independent directors, Messrs. Buchanan, Cantrell, Keogler, Moss and Woody, to handle potential business related conflicts of interest that may arise relating to the continued economic interest of certain of our executive officers in an affiliate of our former advisor. The conflicts committee has the maximum power delegable to a committee under the Maryland General Corporation Law (the “MGCL”) and is authorized to select and retain its own legal and financial advisors. The conflicts committee may act on any matter permitted by the MGCL if the Committee’s minutes reflect that it has made a determination that the matter at issue is such that the exercise of independent judgment by any of our directors (who is not an independent director) could reasonably be compromised.

Other Board Matters

Our board of directors met 16 times during 2006, and each member of the board of directors attended in excess of 75% of the board and committee meetings on which such director served that were held during 2006.

We expect all of the members of our board of directors to attend our 2007 annual meeting of stockholders. In 2006, all of the members of our board of directors attended the annual meeting of stockholders.

Communications with Stockholders

We have established several means for stockholders to communicate their concerns to the board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of our Audit Committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the Chairman of our Nominating and Corporate Governance Committee in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary at our headquarters address.

Director Independence

A majority of the members of our board of directors, and all of the members of the audit committee, the compensation committee, the nominating and corporate governance committee, and the capital committee are independent as such term is defined by the NYSE and as affirmatively determined by our board of directors. Pursuant to our corporate governance guidelines and the NYSE’s listing standards, for a director to be deemed independent, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). After broadly considering all relevant facts and circumstances, the board of directors has affirmatively determined that Messrs. Buchanan, Cantrell, Keogler, Moss and Woody satisfy the bright-line criteria and that none has a relationship (material or otherwise) with us that would interfere with such person’s ability to exercise independent judgment as a member of the board. None of these directors has ever served as (or is related to) an employee of our company or any of our predecessors or acquired companies, or received any compensation from us or any such other entities except for compensation directly related to service as a director. Therefore, our board of directors affirmatively determined that Messrs. Buchanan, Cantrell, Keogler, Moss and Woody are independent as such term is defined by the NYSE.

Corporate Governance Guidelines and Code of Ethics

Our board of directors, upon the recommendation of the nominating and corporate governance committee, has adopted corporate governance guidelines establishing a common set of expectations to assist the board of directors in performing their responsibilities. The corporate governance policies and guidelines, which meet the requirements of the NYSE’s listing standards, address a number of topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the board committees, director access to management and independent advisers, director compensation, management succession and evaluations of the performance of the board. Our board of directors has also adopted a code of ethics, including a conflicts of interest policy that applies to all of our directors and executive officers. The Code of Ethics meets the requirements of a “code of ethics” as defined by the rules and regulations of the SEC. A copy of our corporate governance guidelines and our code of ethics is available on our website at www.piedmontreit.com.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices with respect to our Chief Executive Officer, Chief Financial Officer and the other three most highly-compensated executive officers as determined in accordance with applicable SEC rules, which we collectively refer to as our named executive officers. Prior to entering into the employment agreement with our Chief Executive Officer effective February 2, 2007, all of our executive officers were employees of our former advisor or its affiliates and we did not pay, and were not involved in determining, compensation for any of these individuals. As a result, we did not pay any compensation to executives or employees during 2006. Accordingly, this Compensation Discussion and Analysis discusses our compensation objectives, policies and practices as determined and approved by the compensation committee, which was reconstituted on January 22, 2007. As a result of its recent reconstitution, the compensation committee has not yet determined and implemented all aspect of our executive compensation program. Because we did not pay any compensation to the named executive officers during 2006, the discussion below reflects executive compensation that we expect to pay to our named executive officers for 2007.

Compensation Philosophy

We seek to maintain a total compensation package that provides fair, reasonable and competitive compensation for executives while also permitting us the flexibility to differentiate actual pay based on the level of individual and organizational performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, which are designed to reward our executives based on the achievement of predetermined company and individual goals.

Objectives of our Executive Compensation Programs

Our compensation programs are designed to achieve the following objectives:

•	to attract and retain candidates capable of performing at the highest levels of our industry;

•	to create and maintain a performance-focused culture, by rewarding outstanding company and individual performance based upon objective predetermined metrics;

•	to reflect the qualifications, skills, experience and responsibilities of each named executive officer;

•	to link incentive compensation levels with the creation of stockholder value;

•	to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

•	to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Determination of Executive Compensation

On November 7, 2006, our special committee, which was formed prior to our Internalization to evaluate and investigate our strategic alternatives, engaged the services of FPL Associates, L.P., a nationally recognized compensation consulting firm specializing in the real estate industry, to assist us in determining competitive executive compensation levels and the programs to implement. The reconstituted compensation committee has continued to work with FPL Associates to negotiate employment agreements with our executive officers, develop our time- and performance-based incentive compensation programs and establish our director compensation program. As part of FPL Associates’ engagement, the special committee and the compensation committee directed FPL Associates to, among other things, provide competitive market compensation data and make recommendations for pay levels for each component of our executive compensation. FPL Associates has not been engaged by our executive officers to perform any work on their behalf and we consider FPL Associates to be an independent compensation consultant.

FPL Associates provided competitive market compensation data for a peer group consisting of 14 public REITs with a substantial office portfolio that are comparable in size to our company. The peer group consisted of the following:

• Brandywine Realty Trust	• HRPT Properties Trust

• Corporate Office Properties Trust	• Kilroy Realty Corporation

• Cousins Properties Incorporated	• Lexington Corporate Properties Trust

• Crescent Real Estate Equities Company	• Mack-Cali Realty Corporation

• Douglas Emmett, Inc.	• Maguire Properties, Inc.

• Duke Realty Corporation	• Reckson Associates Realty Corporation

• Highwoods Properties, Inc.	• SL Green Realty Corp.

Using market data and information we received from FPL Associates, we entered into an employment agreement with Donald A. Miller, CFA, our Chief Executive Officer, prior to our Internalization. Following the consummation of the Internalization, we also entered into employment agreements with each of our other named executive officers. These agreements generally established the base salaries and target annual cash bonuses for our named executive officers. In establishing the amounts in these agreements, we generally targeted the median of the competitive market based on the peer groups described above, but also took into account other factors including, among others, the individual experience and skills of, and expected contributions from, the named executive officers, the executives’ historical compensation with our former advisor, and our negotiations with each of the named executives. For a more detailed discussion of the employment agreements with each of our named executive officers, see “—Employment Agreements” below

Prior to our Internalization, our board of directors and stockholders approved our 2007 Omnibus Incentive Plan. The plan was designed in consultation with FPL Associates in order to provide us with the flexibility to offer performance-based compensation, including stock-based and incentive cash awards, as part of an overall compensation package to attract, motivate and retain qualified personnel. Certain officers, key employees, non-employee directors, or consultants of ours and our subsidiaries will be eligible to be granted cash awards, stock options, stock appreciation rights, restricted stock, deferred stock awards, other stock-based awards, dividend equivalent rights, and performance-based awards under the 2007 Omnibus Incentive Plan at the discretion of our compensation committee. We anticipate that providing such persons with interests and awards of this nature will result in a closer alignment of their interests with our own interests and those of our stockholders, thereby motivating their efforts on our behalf and strengthening their desire to remain with us.

The Role of Executive Officers in Compensation Decisions

Our Chief Executive Officer consulted with the compensation committee regarding 2007 compensation levels for each of our named executive officers (except for himself) based on recommendations to our compensation committee provided by FPL Associates. Our Chief Executive Officer will annually review the performance of each of the other named executive officers. Based on this review, he will make compensation recommendations to the compensation committee, including recommendations for performance targets, salary adjustments, annual cash bonuses, and long-term equity-based incentive awards. In addition, our Chief Financial Officer will also annually assess the performance for our Chief Accounting Officer and other accounting personnel and make compensation recommendations to the compensation committee. Although the compensation committee considers these recommendations along with data provided by its other advisors, it retains full discretion to set all compensation.

Elements of Executive Compensation

Base Salary. Our compensation committee believes that payment of a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and qualified executives. Subject to our existing contractual obligations, we expect our compensation committee to consider salary levels for our named executive officers annually as part of our performance review process as well as upon any promotion or other change in job responsibility. In connection with the hiring of our current executive officers and the negotiation and execution of their employment agreements, our compensation committee set the following base salaries for fiscal year 2007:

Name and Principal Position	Salary($)
Donald A. Miller, CFA	600,000
Chief Executive Officer and President
Robert E. Bowers	400,000
Chief Financial Officer, Executive Vice President, Treasurer and Secretary
Raymond L. Owens	225,000
Executive Vice President—Capital Markets
Carroll A. Reddic, IV	225,000
Executive Vice President—Real Estate Operations
Laura P. Moon	201,000
Senior Vice President and Chief Accounting Officer

The goal of our base salary program is to provide salaries at a level that allows us to attract and retain qualified executives while preserving significant flexibility to recognize and reward individual performance with other elements of the overall compensation program. Base salary levels also affect the annual cash incentive compensation because each named executive officer’s annual bonus target opportunity is expressed as a percentage of base salary. The following items are generally considered when determining base salary levels:

•	market data provided by our outside consultants;
•	our financial resources;
•	the executive officer’s experience, scope of responsibilities, performance and prospects; and
•	internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance, and prospects.

Annual Cash Incentive Compensation. It is the intention of our compensation committee to make a meaningful portion of the executive’s compensation in future years contingent on achieving certain performance targets and an executive’s individual objectives in that year. Because we only recently closed the Internalization and hired our executive officers, cash incentive compensation for fiscal year 2007 for Messrs. Miller and Bowers will be determined by the compensation committee, in its discretion, at the end of the fiscal year. Cash incentive compensation for our other named executive officers will be determined by our Chief Executive Officer or Chief Financial Officer, in their discretion, as specified in the named executive’s officer’s employment agreement at the end of the fiscal year. For a description of the maximum target bonuses for each of our named executive officers, please see “—Employment Agreements” below.

Long-Term Incentives. There are two primary components of our long-term equity incentive awards, each of which will be administered through our 2007 Omnibus Incentive Plan: a time-vested grant program and a performance-based grant program.

The objective of our time-vested stock grant program is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies. Our compensation committee believes that these time-vested awards were necessary to successfully attract qualified employees, including the named executive officers, from our former advisor and will continue to be an important incentive for promoting employee retention going forward. The initial awards under this plan were determined by the compensation committee, in consultation with FPL Associates and subsequently reviewed with the Chief Executive Officer (with respect to all awards except his own). Amounts of the initial time-vested awards were determined in part based upon an employee’s duration of tenure with our former advisor and pay grade. The time-based stock grants are made in the form of deferred stock and will vest 25% upon the date of the grant and 25% per year on the following three anniversaries of the date of the grant.

The performance-based grant program is intended to implement our objective of promoting a performance-focused culture by rewarding employees, including named executive officers, based upon achievement of company and individual performance targets. When determining the quantity and amount of awards to be granted, the compensation committee assessed the same factors considered in setting base salary described above, but with a greater emphasis on performance measures we believe drive our long-term success. Future performance awards will be established and approved by our compensation committee and will be awarded based upon the achievement of performance goals predetermined at the beginning of the applicable period. These awards are subject to the same vesting schedule as our time-based stock grants described above. We expect that the timing and terms of incentive compensation awards for named executive officers will be consistent with those of our other eligible employees.

To the extent we grant options in the future, the exercise price of each stock option awarded to our employees under our 2007 Omnibus Incentive Plan will be the fair market value of our stock on the date of grant, which is the date of the compensation committee meeting at which the equity award is determined, as specified in our 2007 Omnibus Incentive Plan. Scheduling decisions for compensation committee meetings are made without regard to anticipated earnings or other major announcements.

Benefits. All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care coverage, disability insurance and life insurance, and our 401(k) plan. We do not have any special benefits or retirement plans for our named executive officers.

Severance. Under their employment agreements, each of our named executive officers is entitled to receive severance payments under certain circumstances in the event that their employment is terminated. These circumstances and payments are described below under “—Potential Payments Upon Termination Or Change Of Control.” Our compensation committee believes that the negotiation of these severance payments was an important factor in enticing the named executive officers to leave our former advisor.

The Impact of Regulatory Requirements on Compensation

Section 162(m) of the Code limits to $1 million a publicly held company’s tax deduction each year for compensation to any “covered employee,” except for certain qualifying “performance-based compensation.” Because of our structure, we do not believe we have any covered employees whose compensation is subject to the $1 million deduction limit under Section 162(m). However, to the extent that compensation is required to and does not qualify for deduction under Section 162(m), because we qualify as a REIT under the Code and is not subject to federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) does not have a material adverse consequence to us, provided we continue to distribute 90% of our taxable income. A larger portion of stockholder distributions may be subject to federal income tax expense as dividend income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiary whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation. Although we and the Compensation Committee will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, we nevertheless reserve the right to structure compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

Summary of Executive Compensation

During the fiscal year ended December 31, 2006, all of our executive officers were employees or consultants of our former advisor or its affiliates and we did not pay, and were not involved in determining, any of these individuals’ compensation, including the compensation of Leo F. Wells, III, our former President, Douglas P. Williams, our former Executive Vice President, Treasurer and Secretary, and Randall D. Fretz, our former Senior Vice President. For information regarding the fees paid to our former advisor, see “Certain Relationships and Related Transactions—Affiliated Companies Prior to our Internalization.”

Employment Agreements

Each of the named executive officers’ employment agreements contain provisions relating to severance payments and other benefits upon certain terminations. For a discussion of these provisions, see “—Potential Payments Upon Termination or Change of Control” below.

Mr. Miller

On February 2, 2007, we entered into an employment agreement with Donald A. Miller, CFA, to act as our Chief Executive Officer and President. The agreement provides that, subject to the discretion of our board of director’s nominating and corporate governance committee and the vote of our stockholders, Mr. Miller will also serve as a member of our board of directors. The agreement took effect on February 2, 2007 and the initial employment period will end on December 31, 2009, unless terminated earlier in accordance with the agreement’s termination provisions. The agreement will automatically extend for successive one-year periods, unless Mr. Miller or we give 90 days written notice prior to the end of the initial term or any renewal term, or his employment otherwise terminates in accordance with the terms of the agreement.

The agreement provides for an initial annual base salary of $600,000, an initial $200,000 bonus payable within 15 days of execution of the agreement (which was paid to Mr. Miller on February 16, 2007), and an annual target cash bonus in the first year of $400,000 based on certain criteria to be agreed to by Mr. Miller and our compensation committee. In addition, beginning in 2008, Mr. Miller will be eligible to earn an annual cash bonus of up to 175% of his annual base salary based on satisfying performance criteria determined by our compensation committee. Mr. Miller will also be eligible to participate in our 2007 Omnibus Incentive Plan, as determined in the discretion of our compensation committee.

Mr. Bowers

On April 16, 2007, we entered into an employment agreement with Robert E. Bowers to act as our Chief Financial Officer. The agreement took effect on April 16, 2007 and the initial employment period will end on December 31, 2009, unless terminated earlier in accordance with the agreement’s termination provisions. The agreement will automatically extend for successive one-year periods, unless Mr. Bowers or we give 90 days written notice prior to the end of the initial term or any renewal term, or his employment otherwise terminates in accordance with the terms of the agreement.

The agreement provides for an initial annual base salary of $400,000 and an annual target cash bonus in the first year of $320,000 (pro-rated over the 2007 calendar year) based on certain criteria agreed to by Mr. Bowers and by our compensation committee. In addition, beginning in 2008, Mr. Bowers will be eligible to earn an annual cash bonus of up to 120% of his annual base salary based on satisfying performance criteria determined by our compensation committee. Mr. Bowers will also be eligible to participate in our 2007 Omnibus Incentive Plan, as determined in the discretion of our compensation committee.

Other Named Executive Officers

On May 14, 2007, we entered into employment agreements with Carroll A. Reddic, IV, Raymond L. Owens and Laura P. Moon. Under the agreements, Mr. Reddic serves as our Executive Vice President—Real Estate Operations, Mr. Owens serves as our Executive Vice President—Capital Markets, and Ms. Moon serves as our Senior Vice President and Chief Accounting Officer. These agreements each took effect on May 14, 2007 and the initial employment period under each agreement will end on December 31, 2009, unless the executive’s employment is terminated earlier in accordance with the applicable termination provisions of the agreements. Each of these agreements will automatically extend for successive one-year periods, unless the executive or we give 90 days written notice prior to the end of the initial term or any renewal term, or his or her employment otherwise terminates in accordance with the terms of the agreement. The agreements provide for the following compensation:

•	with respect to Messrs. Reddic and Owens, an annual base salary of $225,000 and a target cash bonus in the first year of up to 105% of his pro-rated base salary; and

•	with respect to Ms. Moon, an annual base salary of $201,020 and a target cash bonus in the first year of up to 75% of her pro-rated base salary.

The annual target cash bonuses will be based on criteria agreed to by the executives and by our Chief Executive Officer. In addition, beginning in 2008, Messrs. Reddic and Owens will be eligible to earn an annual cash bonus of up to 105% of their respective base salaries based on satisfying performance criteria determined by our Chief Executive Officer. Beginning in 2008, Ms. Moon will be eligible to earn an annual cash bonus of up to 75% of her annual base salary based on satisfying performance criteria determined by the Chief Executive Officer. The executives will also be eligible to participate in our 2007 Omnibus Incentive Plan, as determined in the discretion of our compensation committee.

Potential Payments upon Termination or Change of Control

The employment agreements with our named executive officers provide that upon termination of employment either by us without “cause” or by the executive for “good reason” (each as generally defined below), the executive will be entitled to the following severance payments and benefits:

With respect to Messrs. Miller and Bowers:

•

any unpaid annual salary that has accrued, payment for unused vacation, any earned but unpaid annual bonus for the previous year, unreimbursed expenses, and any rights granted to him pursuant to our 2007 Omnibus Incentive Plan (all of which we collectively refer to as “Accrued Benefits”);

•

a pro-rated annual bonus for the then-current year, and upon execution of a release of any claims by him, an amount equal to two times the sum of (1) his annual salary then in effect, and (2) the average of his annual bonus for the three years prior to the year of termination; and

•	two years of continuing medical benefits for the executive and the executive’s spouse and eligible dependents.

With respect to Mr. Reddic, Mr. Owens and Ms. Moon:

•	any Accrued Benefits;

•

a pro-rated annual bonus for the then-current year, and upon execution of a release of any claims by the executive, an amount equal to the sum of (1) the executive’s annual salary then in effect, and (2) the average of the executive’s annual bonus for the three years prior to the year of termination; and

•	one year of continuing medical benefits for the executive and the executive’s spouse and eligible dependents.

Pursuant to the employment agreements, “cause” means any of the following:

•

any material act or material omission by the executive which constitutes intentional misconduct in connection with the our business or relating to the executive’s duties or a willful violation of law in connection with our or relating to the executive’s duties;

•	an act of fraud, conversion, misappropriation or embezzlement by the executive of our assets or business or assets in our possession or control;

•

conviction of, indictment for or entering a guilty plea or plea of no contest with respect to a felony, or any crime involving any moral turpitude with respect to which imprisonment is a common punishment;

•	any act of dishonesty committed by the executive in connection with our business or relating to the executive’s duties;

•	the willful neglect of material duties of the executive or gross misconduct by the executive;

•

the use of illegal drugs or excessive use of alcohol to the extent that any of such uses, in the board of directors’ good faith determination, materially interferes with the performance of the executive’s duties;

•

any other failure (other than any failure resulting from incapacity due to physical or mental illness) by the executive to perform his material and reasonable duties and responsibilities as an employee, director or consultant; or

•

any breach of the affirmative covenants made by the executive under the agreement; any of which continues without cure, if curable, reasonably satisfactory to the board of directors within ten days following written notice from us (except in the case of a willful failure to perform his or her duties or a willful breach, which shall require no notice or allow no such cure right).

Subject to certain cure rights available to us, “good reason” shall be present where the executive gives notice to the board of directors of his or her voluntary resignation following either:

•	our failure to pay or cause to be paid the executive’s base salary or annual bonus when due;

•	a material diminution in the executive’s status, including, title, position, duties, authority or responsibility;

•

a material adverse change in the criteria to be applied with respect to the executive’s target annual bonus for fiscal year 2009 and subsequent fiscal years as compared to the prior fiscal year (unless Executive has consented to such criteria) or our failure to adopt performance criteria reasonably acceptable to the executive with respect to fiscal year 2008;

•	the relocation of our executive offices to a location outside of the Atlanta, Georgia metropolitan area without the consent of the executive;

•	our failure to provide the executive with awards under the 2007 Omnibus Incentive Plan that are reasonably and generally comparable to awards granted to our other executive officers under the plan;

•	the occurrence of a change of control of the company; or

•	solely with respect to Mr. Miller, the failure of the board of directors (or its Nominating and Corporate Governance Committee) to nominate Mr. Miller to the board of directors.

If we notify the executive that we are not renewing the initial term of the employment agreement, or any renewal term, and the executive’s employment thereafter terminates as a result of the expiration of the term, the executive is entitled to receive the following severance payments and benefits:

With respect to Mr. Miller and Mr. Bowers:

•	any Accrued Benefits;

•

a pro-rated annual bonus for the then-current year, and upon execution of a release of any claims by him, an amount equal to two times the sum of (1) his annual salary, and (2) the average of his annual bonus for the three years prior to the year of termination; and

•	one year of continuing medical benefits for the executive and the executive’s spouse and eligible dependents.

With respect to Mr. Reddic, Mr. Owens and Ms. Moon, the same payments and benefits that would payable upon a termination by us without “cause” or by the executive with “good reason.”

If the executive notifies us that he or she is not renewing the initial term of the employment agreement, or any renewal term, he or she is not entitled to receive any severance pay or benefits. If he or she continues to be employed by us after either of us give 90 days prior written notice of non-renewal, his or her employment will be “at-will,” and the agreement will terminate, except for certain surviving provisions.

If the executive’s employment terminates upon his or her death or “disability” (which is defined in the agreements to mean physical or mental incapacity whereby the executive is unable with or without reasonable accommodation for a period of six consecutive months or for an aggregate of nine months in any twenty-four consecutive month period to perform the essential functions of the executive’s duties) the following will occur:

With respect to Mr. Miller and Mr. Bowers:

•	his estate or legal representative is entitled to receive any Accrued Benefits and a pro-rated annual bonus for the then-current year;
•	any grants made to the executive that are subject to a time-based vesting condition shall become vested;

•

his estate or legal representative, upon execution of a release, is entitled to an amount equal to two times the sum of (A) his annual salary then in effect and (B) the average of his annual bonus for the three years prior to the year of termination; and

•	one year of continuing medical benefits for the executive and/or the executive’s spouse and eligible dependents.

With respect to Mr. Reddic, Mr. Owens and Ms. Moon:

•	his or her estate or legal representative is entitled to receive any Accrued Benefits and a pro-rated annual bonus for the then-current year;

•	any grants made to the executive that are subject to a time-based vesting condition shall become vested;

•

his or her estate or legal representative, upon execution of a release, is entitled to an amount equal to the sum of (A) the executive’s annual salary then in effect and (B) the average of the executive’s annual bonus for the three years prior to the year of termination; and

•	one year of continuing medical benefits for the executive and/or the executive’s spouse and eligible dependents.

Under the employment agreements, if an executive resigns without good reason, or if we terminate an executive for cause, then such executive is only entitled to receive his or her Accrued Benefits.

In the event of a termination of employment resulting from a change of control event, the employment agreement with each of our named executive officers provides that such termination will be deemed a termination by the executive for “good reason,” and any previously issued equity grants subject to time-based vesting conditions will immediately become vested.

In addition, if Mr. Miller’s employment is terminated as a result of a change of control event occurring prior to his receipt of an initial equity grant under our 2007 Omnibus Incentive Plan or otherwise in the amount of at least $1.7 million, Mr. Miller will be entitled to receive an additional $1.7 million payment. In the event that any portion of the $1.7 million payment constitutes an “excess parachute payment” subject to an excise tax under the Code, we have agreed to pay Mr. Miller an amount equal to one-half of such excise tax.

The following table summarizes the potential cash payments and estimated equivalent cash value of benefits generally owed to the named executive officers under the terms of their employment agreements described above upon termination of those agreements under various scenarios. As the employment agreements for our named executive officers were entered into subsequent to December 31, 2006, all values have been calculated assuming a termination date of August 31, 2007.

Name	Without Cause/ For Good Reason(1)		Change-in-Control (Termination Without Cause/ For Good Reason)(1)		Non-renewal by Us of Initial or Subsequent Term(1)		Death/ Disability(1)
Donald A. Miller, CFA	$1,984,864	(2)	$2,977,614	(2)(7)	$1,970,287	(2)	$1,921,826	(2)
Robert E. Bowers	$1,275,450	(3)	$1,275,450	(3)	$1,260,884	(3)	$1,228,576	(3)
Carroll A. Reddic, IV	$430,249	(4)	$430,249	(4)	$430,249	(4)	$412,076	(4)
Raymond L. Owens	$740,749	(5)	$740,749	(5)	$740,749	(5)	$722,576	(5)
Laura P. Moon	$404,332	(6)	$404,332	(6)	$404,332	(6)	$388,096	(6)

(1)

Includes annualized 2007 salary and annualized paid time off allotment. The average annual bonus paid during the previous three years component has not been included as it is not estimable as of the date of this filing.

(2)	Includes $707,250 representing the value of unvested equity awards that would vest upon each triggering event.
(3)	Includes $414,000 representing the value of unvested equity awards that would vest upon each triggering event.
(4)	Includes $172,500 representing the value of unvested equity awards that would vest upon each triggering event.
(5)	Includes $483,000 representing the value of unvested equity awards that would vest upon each triggering event.
(6)	Includes $172,500 representing the value of unvested equity awards that would vest upon each triggering event.
(7)	Assumes no additional unvested awards have vested and no additional equity awards have been granted as of the date of change of control.

The amounts described above do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include:

•	Accrued Benefits;

•	distribution of balances under our 401(k) plan;

•	life insurance proceeds in the event of death; and

•	disability insurance payouts in the event of disability.

For purposes of the table above, the value of the unvested equity awards that accelerate is based on the difference between the total value of awards granted to date as calculated under FAS 123(R), less the vested portion set forth in the “Summary Compensation Table” above.

Director Compensation

The following table sets forth information regarding the compensation that we paid to our directors during the year ended December 31, 2006. Directors who serve as executive officers or employees are not paid for their services as a director. As such, Messrs. Wells and Williams each received no separate compensation for his service as director of our company in 2006.

Name	Fees Earned or Paid in Cash		Option Awards(1)	Total Compensation
Michael R. Buchanan	$73,500	(2)	$0	$73,500
Richard W. Carpenter*	$70,500	(2)	$0	$70,500
Bud Carter*	$53,500		$0	$53,500
William H. Keogler, Jr.	$79,000	(2)	$0	$79,000
Donald S. Moss	$66,000		$0	$66,000
Neil H. Strickland*	$60,750		$0	$60,750
W. Wayne Woody	$93,000	(2)	$0	$93,000
Leo F. Wells, III*	—		—	—
Douglas P. Williams*	—		—	—

*	Messrs. Williams, Carpenter, Carter and Strickland resigned from board of directors on April 16, 2007. Mr. Wells resigned from the board of directors on May 9, 2007.
(1)

In 2006, Messrs. Buchanan and Woody received options to purchase up to 1,500 shares of our common stock and Messrs. Carpenter, Carter, Keogler, Moss and Strickland received options to purchase up to 1,000 shares of our common stock pursuant to our Independent Director Stock Option Plan (described below). Further, in 2006, Mr. Carter received warrants to purchase up to 53 shares of our common stock, Mr. Moss received warrants to purchase up to 209 shares of our common stock, and Mr. Strickland received warrants to purchase up to four shares of our common stock pursuant to our Independent Director Warrant Plan (described below). The aggregate grant date fair value of these option awards and warrants determined in accordance with FAS 123(R) was determined to be zero. As of December 31, 2006, Mr. Buchanan held, in the aggregate, options to purchase up to 4,500 shares of our common stock; Mr. Woody held, in the aggregate, options to purchase up to 3,000 shares of our common stock; and Messrs. Carpenter, Carter, Keogler, Moss and Strickland held, in the aggregate, options to purchase up to 7,500 shares of our common stock pursuant to our Independent Director Stock Option Plan (described below). Further, as of December 31, 2006, Mr. Carter held, in the aggregate, warrants to purchase up to 787 shares of our common stock; Mr. Moss held, in the aggregate, warrants to purchase up to 3,619 shares of our common stock; and Mr. Strickland held, in the aggregate, warrants to purchase up to 53 shares of our common stock pursuant to our Independent Director Warrant Plan (described below).

(2)

Includes $20,000 for Mr. Buchanan, $18,500 for Mr. Carpenter, $17,000 for Mr. Keogler, and $27,500 for Mr. Woody for attendance at meetings of the special committee, formed to consider our strategic alternatives prior to our Internalization.

Cash Compensation

As compensation for serving on board of directors, we pay each of our independent directors an annual retainer of $35,000 (increased from $18,000 effective May 1, 2007), and we pay our chairman of the board an additional $65,000 annually. We also pay annual retainers to our committee chairmen in the following amounts:

•	$10,000 to the chairman of the Audit Committee;

•	$7,500 to the chairman of the Nominating and Corporate Governance Committee; and

•	$5,000 to the chairman of each of our other committees.

In addition, we pay our independent directors for attending board and committee meetings as follows:

•	$1,500 per regularly scheduled board meeting attended;

•	$750 per special board meeting attended; and

•

$1,500 per committee meeting attended (except that members of the Audit Committee will be paid $2,500 per meeting attended for each of the four meetings necessary to review our quarterly and annual financial statements).

All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors.

Deferred Stock Awards under the 2007 Omnibus Incentive Plan

Our non-employee directors are eligible to receive awards pursuant to our 2007 Omnibus Incentive Plan. On August 6, 2007, our board of directors approved an annual equity award for each of the independent directors of $50,000 payable in the form of shares of our common stock with an effective award date of August 10, 2007. The independent directors were given the option to defer the receipt of their stock until a future year or years, in which case a grant of dividend equivalent rights in an amount equal to the dividends which would have been payable on the deferred shares will be made to the directors who elect to defer.

Independent Director Stock Option Plan

In 1999, we reserved 100,000 shares of our common stock for issuance upon the exercise of stock options granted to our independent directors under our Independent Director Stock Option Plan, which was approved by our stockholders at the annual stockholders meeting held on June 16, 1999. We issued non-qualified stock options to purchase 2,500 shares to each of our independent directors under the plan at the time they first joined our board of directors. Of these options, one-fifth became exercisable beginning on the date of grant, and one-fifth became exercisable on each anniversary of the date of grant. In addition, we issued options to purchase 1,000 shares of our common stock to each independent director then in office in connection with the 2000 through 2006 annual meetings of stockholders. These options became exercisable on the second anniversary of the date of grant. Only those options granted at the 2006 annual meeting remain subject to the vesting conditions described above. All of the options issued under the plan were anti-dilutive with an exercise price of $12.00 per share. No future awards will be made under the Independent Director Stock Option Plan, however options granted prior to April 16, 2007 remain outstanding and continue to be governed by the terms of the plan.

Independent Director Warrant Plan

In 2000, we reserved 500,000 shares for issuance upon the exercise of warrants granted to the independent directors under our Independent Director Warrant Plan, which was approved by our stockholders at the annual stockholders meeting held on June 28, 2000. Our Independent Director Warrant Plan provides for the issuance of warrants to purchase shares of our common stock to our independent directors based on the number of shares of common stock that they purchase. The purpose of the plan was to encourage our independent directors to purchase shares of our common stock. Under the terms of the plan, beginning on the effective date of the plan and continuing until the earlier to occur of (1) the termination of the plan by action of the board of directors or otherwise, or (2) 5:00 p.m., Eastern Standard Time, on the date of listing of our shares on a national securities exchange, each independent director would receive one warrant for every 25 shares of common stock he purchased. The exercise price for all warrants issued was $12.00 per share. No future awards will be made under the Independent Director Warrant Plan; however, warrants granted prior to April 16, 2007 remain outstanding and continue to be governed by the terms of the plan.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for, among other things, reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans are based and setting the overall compensation principles that guide the committee’s decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the board of directors that the CD&A be included in the 2007 Proxy Statement filed with the Securities and Exchange Commission.

The Compensation Committee

Donald S. Moss

Michael R. Buchanan

Wesley E. Cantrell

William H. Keogler, Jr.

W. Wayne Woody

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been employed by us. None of our executive officers currently serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our board of directors. Certain members of our compensation committee do have relationships with entities affiliated with our former advisor. See “Certain Relationships and Related Transactions—Certain Relationships with our Independent Directors.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following discussion includes a description of certain relationships and related transactions that existed prior to our Internalization with our directors and officers holding office prior to the Internalization, as well as certain relationships and related transactions that exist following the Internalization with our current directors and officers.

The Internalization

On February 2, 2007, we entered into an agreement and plan of merger (the “Merger Agreement”) with Wells REF, Wells Capital, Wells Management, WASI, WREAS, WGS and two of our wholly-owned subsidiaries WRT Acquisition Company, LLC (“WRT Acquisition Sub”) and WGS Acquisition Company, LLC (“WGS Acquisition Sub”). Pursuant to the Merger Agreement, WREAS was merged with and into WRT Acquisition Sub and WGS was merged with and into WGS Acquisition Sub, and all of the outstanding shares of the capital stock of WREAS and WGS were exchanged for a total consideration of $175 million, comprised entirely of 19,546,302 shares of our common stock, which constitutes approximately 4.2% of our currently outstanding common stock. In addition, Wells Capital exchanged its 20,000 limited partnership units in the Registrant’s operating partnership for 22,339 shares of the Registrant’s common stock. These transactions were completed on April 16, 2007 in the Internalization.

Interests of Certain of our Directors and Executive Officers

Certain of our current and former executive officers and directors had material financial interests in the Internalization. In particular:

•

Leo F. Wells, III, our former President, Chairman and director, received an indirect beneficial economic interest in our stock through his sole ownership of Wells REF, the sole shareholder of Wells Capital and Wells Management, which together own in the aggregate approximately 92% of the economic interests in WASI, which received 19,546,302 shares of our common stock (then valued at approximately $175 million based on a per-share value of $8.9531) as a result of the Internalization. Accordingly, the Internalization resulted in Mr. Wells receiving a beneficial economic interest in shares of our common stock valued at $161 million. In addition, in connection with the Internalization, Wells Capital exchanged its 20,000 limited partnership units of Wells OP for 22,339 shares of our common stock.

•

Donald A. Miller, CFA, our Chief Executive Officer and President and one of our directors, was a Vice President of Wells REF and a Senior Vice President of Wells Capital prior to the Internalization and owns a 1% economic interest in WASI, which received 19,546,302 shares of our common stock (then valued at approximately $175 million) as a result of the Internalization. Accordingly, the Internalization resulted in Mr. Miller receiving a beneficial economic interest in shares of our common stock valued at $1.75 million.

•

Robert E. Bowers, our Chief Financial Officer, Executive Vice President, Secretary, and Treasurer, was Chief Financial Officer and Vice President of Wells REF and a Senior Vice President of Wells Capital prior to the Internalization and owns a 1% economic interest in WASI. Accordingly, the Internalization resulted in Mr. Bowers receiving a beneficial economic interest in shares of our common stock valued at $1.75 million.

•

Douglas P. Williams, our former Executive Vice President, Secretary and Treasurer is a Vice President of Wells REF and Senior Vice President of Wells Capital and owns a 1% economic interest in WASI. Accordingly, the Internalization resulted in Mr. Williams receiving a beneficial economic interest in shares of our common stock valued at $1.75 million.

•

Randall D. Fretz, our former Senior Vice President, is also Vice President of Wells REF and Senior Vice President of Wells Capital, and owns a 1% economic interest in WASI. Accordingly, the Internalization resulted in Mr. Fretz receiving a beneficial economic interest in shares of our common stock valued at $1.75 million.

Registration Rights Agreement

At the closing of the Internalization, on April 16, 2007, we entered into a registration rights agreement with WASI and Wells Capital with respect to the shares of our common stock acquired by those entities in connection with our Internalization. Pursuant to the terms of the registration rights agreement, beginning 18 months after the date thereof, WASI, Wells Capital and their permitted transferees, will be entitled, as a group, to require us, on up to two occasions, to register their shares for public sale subject to certain exceptions, limitations and conditions precedent. In addition, if we propose to file, at any time beginning 18 months after the date of the registration rights agreement (subject to extension), a registration statement with respect to a public offering of securities of the same type as the registrable shares pursuant to a firm commitment underwritten offering for our own account or for the account of any holder of shares of common stock subject to certain exceptions, we must give notice of the proposed filing to the holders, at least ten days before the anticipated filing date, and offer the holders the opportunity to include in the registration statement such amount of registrable shares as they may request, subject to customary underwriter cutback provisions, pursuant to which we will have priority if the registration statement is being filed for our account. We will pay all costs, fees and expenses incident to our obligations under the registration rights agreement (excluding the fees and expenses of any persons retained by the holders and any transfer taxes relating to the disposition of the registrable shares by the holders), including, among other fees and expenses, all registration and filing fees, printing expenses, our legal and accounting fees and expenses, and fees or premiums related to liability insurance. The registration rights agreement will terminate when all shares covered under the agreement are no longer registrable either because all such shares (1) have become effectively registered, (2) have been transferred or sold pursuant to Rule 144 under the Securities Act, or (3) are eligible to be sold pursuant to Rule 144(k) under the Securities Act.

Escrow Agreement

At the closing of the Internalization, we entered into an escrow agreement with WASI and a third-party escrow agent pursuant to which we issued 162,706 escrowed shares to the escrow agent (valued at $1.456 million based on a per-share value of $8.9531), to secure the payment to us of certain additional property management revenues. Such additional property management revenues, which relate to the management of properties that were not managed by our former advisor as of the closing date of the Internalization, but that are projected to be managed by us before December 31, 2007, were included in the projected 2007 pro forma earnings contribution to us from the Internalization. As long as the escrowed shares remain in escrow, all distributions, dividends and returns of capital on other payments with respect thereto, will be held by the escrow agent (except that in certain circumstances a portion of the earnings sufficient to cover certain tax obligations may be released). Following the end of fiscal year 2007, we and WASI will determine the amount of escrowed shares to be distributed from the escrow account based upon the application of a formula that is tied to earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the period between the closing date of the Internalization and December 31, 2007 with respect to any properties that were brought under our management by property management offices acquired by us pursuant to the Internalization, but excluding any new properties acquired by us subsequent to the Internalization. The determination of EBITDA for such properties is based on a formula, agreed upon by us and WASI, in which total management fees actually received from such properties are multiplied by a predetermined EBITDA margin. Escrowed shares to be released to WASI under the escrow agreement will thereafter be held under the Pledge and Security Agreement described below. Under the escrow agreement, escrowed shares not distributed to WASI will be released to us.

Notwithstanding the above, the escrow agent will promptly release to WASI all of the escrowed shares, with all earnings with respect thereto, in the event that we undergo a change in control on or before December 31, 2007. As long as the escrowed shares are held by the escrow agent, WASI is entitled (1) to receive, to the extent that there are any cash dividends or distributions payable on the escrowed shares that constitute a return of capital for federal or state income tax purposes, the portion of such cash dividends or distributions which is sufficient to pay any federal or state taxes with respect to such cash dividends or distributions, and (2) to exercise any and all voting or consensual rights and powers pertaining to the escrowed shares, except as otherwise provided in the Pledge and Security Agreement.

The escrow agreement will terminate upon the earlier to occur of (1) the mutual written consent of WASI and us, or (2) disbursement of all of the escrowed shares (and any other amounts deposited into escrow with respect thereto).

Pledge and Security Agreement

WASI agreed to secure its indemnification obligations under the definitive merger agreement related to the Internalization by entering into a pledge and security agreement with us. Under this agreement, WASI pledged in our favor the following:

•	for a period of 18 months from the date of the pledge and security agreement (the “lock-up period”), all shares of our common stock issued as Internalization consideration;

•

for a period of six months after the end of the lock-up period (the “follow-on period”), assets having a fair market value of not less than the sum of $20 million plus an amount reasonably sufficient to cover any unresolved or unpaid indemnification claims arising under the definitive merger agreement; and

•	following the end of the follow-on period, assets having a fair market value of not less than an amount sufficient to cover any unresolved or unpaid indemnification claims.

In addition to the foregoing collateral, WASI pledged in our favor certain property related to such collateral, including:

•	dividends or distributions made on or with respect to any pledged collateral, with certain exceptions described in the agreement;

•	any money or property paid to us as a result of WASI’s default under the agreement;

•	any substituted collateral which is satisfactory to us, in our sole judgment;

•

all new, substituted or additional shares or other securities issued upon conversion or exchange of, or by reason of, any stock dividend, reclassification, readjustment, stock split or other change declared or made with respect to the collateral, or any warrants or any other rights, options or securities issued in respect of such collateral; and

•	all proceeds relating to the pledged collateral.

The pledged collateral does not include the 22,339 shares of our common stock issued by us to Wells Capital. We hold a security interest in all of the pledged collateral.

New Agreements with Affiliates of Wells Real Estate Funds, Inc.

In connection with the consummation of the Internalization, on April 16, 2007, we entered into new agreements with affiliates of Wells REF, which agreements are summarized below.

Transition Services Agreement

At the closing of the Internalization, we entered into a Transition Services Agreement with Wells REF which provides us with certain transitional services, which primarily include investor relations support services, transfer agent related services and investor communication support. The initial term of the Transition Services Agreement began on April 16, 2007, continues for the lesser of one year or the period ending 90 days after the listing of our shares on a national securities exchange, and is renewable by us for an additional one-year period. Thereafter, the agreement is automatically renewed for successive 180-day periods unless otherwise terminated. The Transition Services Agreement will terminate upon the mutual agreement of the parties thereto. In addition, we may terminate the Transition Services Agreement in the event of an uncured material default by Wells REF upon 30 days prior written notice to Wells REF, and Wells REF may terminate the agreement, either in whole or with respect to any particular service, upon the occurrence of an uncured failure to pay for services as required under the agreement. We may also terminate the agreement with respect to any individual service we no longer require upon 30 days prior written notice.

During the initial term of the Transition Services Agreement, we have agreed to pay to Wells REF the following fees and reimbursements:

•	for investor relations related services, $66,667 per month for up to 144,000 annual contacts with stockholders, with all contacts in excess of 144,000 to be billed at $5.56 per contact;

•	for transfer agent related services of the type previously provided to us, $75,000 per month, and any special transfer agent services will be billed at $75 per hour;

•	for investor communication support, $41,667 per month; and

•	reimbursement for any out-of-pocket payments, costs or expenses incurred in connection with the termination of the services or the transfer of such services.

Additional services not listed in the agreement may be performed upon our written request and will be billed at rates set forth in the Transition Services Agreement. Fees incurred under this agreement through June 30, 2007 were approximately $0.5 million.

Wells REF has represented and warranted in the Transition Services Agreement that the initial rates charged do not exceed Wells REF’s good faith estimate of its actual cost and do not exceed the rates that could reasonably be expected to be charged by a third party. During the first renewal term of the Transition Services Agreement, we will be required to pay Wells REF 105% of the rates listed above; provided, however, that if the first renewal term commences prior to January 1, 2008, the rates for the first renewal term will not increase until January 1, 2008. Prior to any subsequent term of the Transition Services Agreement, we will be notified of the fee increase we will be required to pay in such subsequent term to Wells REF; however, such adjustments will not exceed 130% of the then-current rates and are subject to our reasonable approval. If we do not agree to such adjustments, the agreement will terminate at the end of the then-current term.

Support Services Agreement

At the closing of the Internalization, we entered into a Support Services Agreement with Wells REF pursuant to which Wells REF provides us with certain support services, including employee benefit, administration, payroll and information technology services. The initial term of the agreement commenced on April 16, 2007 and continues for a two-year period, and we have the right to renew the agreement for an additional two-year period. Thereafter, the agreement will automatically renew for successive one-year periods unless otherwise terminated. The agreement may terminate upon the mutual written agreement of the parties. In addition, during the initial term, we may terminate the Support Services Agreement in the event of an uncured material default by Wells REF upon 30 days prior written notice to Wells REF, and Wells REF may terminate the agreement, either in whole or with respect to any particular service, upon the occurrence of an uncured failure to pay for services as required under the agreement. We, upon 60 days written notice to Wells REF, may terminate the agreement with respect to any individual service we no longer require. After the initial term, and upon 120 written days notice to us, Wells REF may terminate the agreement with respect to any service that it no longer provides to itself or any of its affiliates.

During the initial term of the Support Services Agreement, we have agreed to pay to Wells REF the following fees and reimbursements:

•	$38.00 per employee per month for administration of payroll, retirement and savings benefits, health and wellness, supplemental plans, and other plans;

•	$64,167 per month for information technology services; and

•	Reimbursement for any out-of-pocket expenses and reasonable third-party costs incurred in connection with the termination of the services or the transfer of such services.

Fees incurred under this agreement through June 30, 2007 were approximately $0.2 million. Effective as of September 30, 2007, we have terminated the employee benefits services being provided under the Support Services Agreement.

Wells REF has represented and warranted in the Support Services Agreement that the initial rates charged do not exceed Wells REF’s good faith estimate of its actual cost and do not exceed the rates that could reasonably be expected to be charged by a third party. In the event that we elect to renew the Support Services Agreement after the initial term, we will be required to pay Wells REF 110% of the rates listed above during the first renewal term. Renewals after the first renewal term will be subject to certain rate adjustments to those fees listed above, but in no case will such fees exceed 130% of the then-current rates and all such adjustments will be subject to our reasonable approval. However, if we do not agree to such adjustments, the Support Services Agreement will terminate at the end of the then-current term.

Headquarters Sublease Agreement

At the closing of our Internalization, one of our subsidiaries entered into the Headquarters Sublease Agreement with Wells REF, whereby Wells REF provides us with approximately 13,000 square feet of office space comprising approximately 57% of the fifth floor of the office building located at 6200 The Corners Parkway in Norcross, Georgia. Under the Headquarters Sublease Agreement, we will pay Wells REF $25,450 monthly for base rent and various space-related services, including, but not limited to, cleaning, vending and shredding services.

The initial term of the Headquarters Sublease Agreement commenced on April 16, 2007 and continues for a two-year period. We may renew the agreement for up to two additional two-year periods by providing Wells REF with 180 days written notice prior to the end of the initial term or the first extension term. The Headquarters Sublease Agreement may be terminated at any time upon 180 day prior written notice by us, in which case we must pay Wells REF a termination fee equal to one-half of the rent for the balance of the then-current term. Through June 30, 2007, we have made payments under the Headquarters Sublease of approximately $0.1 million.

Property Management Agreements

In connection with the closing of the Internalization on April 16, 2007, we acquired property management offices and personnel and now manage 54 of our properties as well as 19 properties owned by Wells Real Estate Investment Trust II, Inc. and other third parties affiliated with our former Advisor. However, pursuant to a new property management agreement we entered into with Wells Management on April 16, 2007, Wells Management continues to provide property management services for 16 of our properties located in geographic areas where we do not currently have a regional property management office. The fees for the management of these properties are market-based property management fees generally based on the gross monthly income of the property. The property management agreement with Wells Management is effective as of April 1, 2007, has a one-year term and automatically renews unless either party gives notice of its intent not to renew. In addition, either party may terminate the agreement upon 60 days’ written notice.

Certain Relationships with our Independent Directors

In addition to serving as one of our independent directors, Mr. Moss also serves as an independent director of Wells Timberland REIT, Inc., a REIT sponsored by our former advisor. Messrs. Buchanan, Keogler, Moss and Woody serve as trustees of the Wells Family of Real Estate Funds, an open-end management company organized as an Ohio business trust, which includes as two of its series the Wells S&P REIT Index Fund and the Wells Dow Jones Wilshire Global RESI Index.

Furthermore, prior to our Internalization, which closed on April 16, 2007, four of our independent directors then holding office also served as independent directors of Wells Real Estate Investment Trust II, Inc., a REIT sponsored by our former advisor with similar investment objectives to ours. In order to discontinue having independent directors serve on both our board of directors and on the board of Wells Real Estate Investment Trust II, Inc., three of our former independent directors (Richard W. Carpenter, Bud Carter and Neil H. Strickland) and Douglas P. Williams (our former Executive Vice President, Secretary, Treasurer and director), each of whom serves on the board of Wells Real Estate Investment Trust II, Inc., resigned from our board of directors effective as of the closing date of the Internalization. Donald S. Moss and W. Wayne Woody resigned from their positions as directors of Wells Real Estate Investment Trust II, Inc., also effective as of the closing date of our Internalization. Leo F. Wells, III, our former president and former chairman of our board of directors, resigned from his position as one of our directors on May 9, 2007 and nominated Mr. Cantrell to fill the resulting vacancy. The remaining directors reviewed Mr. Cantrell’s professional experience, particularly his independence and his public company experience and voted to approve Mr. Cantrell to the board of directors, in accordance with our charter, effective May 9, 2007. Mr. Cantrell resigned from his position as a director of Institutional REIT, Inc., a program newly sponsored by our former advisor, upon joining our board of directors on May 9, 2007.

Agreements with Executive Officers

We have entered into employment agreements with Donald A, Miller, CFA, to act as our Chief Executive Officer and President, with Robert E. Bowers, to act as our Chief Financial Officer, Executive Vice President, Treasurer and Secretary, Laura P. Moon, to act as our Senior Vice President and Chief Accounting Officer, Raymond L. Owens, to act as our Executive Vice President—Capital Markets, and Carroll A. Reddic, IV, to act as our Executive Vice President—Real Estate Operations. These employment agreements are described in “Executive Compensation—Employment Agreements—Potential Payments upon Termination or Change of Control.

Certain Relationships and Related Transactions with Affiliated Companies Prior to Internalization

Dealer-Manager Agreement

We are party to a dealer-manager agreement with Wells Investment Securities, Inc. (“WIS”), an affiliate of our former advisor, pursuant to which WIS performed dealer-manager services for offerings of shares of our common stock pursuant to our dividend reinvestment plan. For these services, WIS earned selling commissions of 5% of gross offering proceeds raised pursuant to our dividend reinvestment plan, of which in excess of 99% was reallowed to participating broker dealers. On November 15, 2005, our board of directors approved an amendment to the dividend reinvestment plan to, among other things, eliminate selling commissions on shares sold under this plan beginning in September 2006. We incurred an aggregate of approximately $3.7 million of commissions under the dealer-manager agreement from January 1, 2006 to September 2006.

Our Former Advisory and Property Management Agreements

Prior to the consummation of our Internalization on April 16, 2007, we were a party to and incurred expenses under the following agreements with our former advisor:

Asset Advisory Agreement. We incurred asset management advisory fees payable to our former advisor for, among other things:

•	serving as our investment and financial advisor;

•	managing our day-to-day operations;

•	formulating and implementing strategies to administer, promote, manage, operate, maintain, improve, finance and refinance, market, lease, and dispose of properties; and

•	providing us certain accounting, compliance, and other administrative services.

The fees for these services were payable monthly in an amount equal to one-twelfth of 0.5% of the fair market value of all properties we owned directly, plus our interest in properties held through joint ventures. This fee was reduced by (1) tenant-reimbursed property management fees paid to our former advisor, and (2) in the event that our former advisor retained an independent third-party property manager to manage one or more properties currently being managed by our former advisor, the amount of property management fees paid to such third-party property managers. At the option of our former advisor, up to 10% of such monthly fee could be paid in shares of our common stock.

We incurred such fees of approximately $28.1 million for the period from January 1, 2006 through April 16, 2007.

Acquisition Advisory Agreement. We were obligated to pay a fee to our former advisor for services relating to, among other things:

•	capital-raising functions;

•	the investigation, selection, and acquisition of properties; and

•	certain transfer agent and stockholder communication functions.

The fee payable to our former advisor under the acquisition advisory agreement was 3.5% of aggregate gross proceeds raised from the sale of our shares, exclusive of proceeds received from our dividend reinvestment plan used to fund repurchases of shares of our common stock pursuant to our share redemption program. Such fees were eliminated on shares sold under the dividend reinvestment plan beginning in September 2006.

We incurred acquisition and advisory fees and reimbursement of expenses for the period from January 1, 2006 through April 16, 2007 of approximately $1.3 million.

Property Management Agreement. Under this agreement, we retained our former advisor to manage, coordinate the leasing of, and manage construction activities related to certain of our properties. Any amounts paid under the agreement for properties that were managed by our former advisor under a prior asset/property management agreement (the “existing portfolio properties”) had the economic effect of reducing amounts payable for asset advisory services by crediting such amounts against amounts otherwise due under the asset advisory agreement with respect to such properties. Management and leasing fees payable to our former advisor for properties acquired after the commencement of the term of the property management agreement were required to be specified in an amendment to the agreement, which required approval by our board. Such fees were be payable in addition to fees payable pursuant to the asset advisory agreement. Our fees for the management and leasing of our properties, other than existing portfolio properties, were generally consistent with the descriptions set forth below:

•

For properties for which our former advisor provided property management services, we paid our former advisor a market-based property management fee generally based on gross monthly income of the property;

•

For properties for which our former advisor provided leasing agent services, we paid (1) a one-time initial lease-up fee in an amount not exceeding one-month’s rent for the initial rent-up of a newly constructed building; (2) a market-based commission based on the net rent payable during the term of a new lease (not to exceed ten years); (3) a market-based commission based on the net rent payable during the term of any renewal or extension of any tenant lease; and (4) a market-based commission based on the net rent payable with respect to expansion space for the remaining portion of the initial lease term;

•

For properties for which our former advisor provided construction management services, we paid (1) for planning and coordinating the construction of tenant-directed improvements, that portion of lease concessions for tenant-directed improvements as was specified in the lease or lease renewal, subject to a limit of 5% of such lease concessions; and (2) for other construction management services, a construction management fee agreed to in an appropriate contract amendment.

We incurred an aggregate of approximately $4.8 million pursuant to the property management agreement during the period from January 1, 2006 to April 16, 2007.

Salary and Operating Expense Reimbursements

Under the asset advisory agreement, the acquisition advisory agreement and the property management agreement, we were required to reimburse each service provider for various costs and expenses incurred in connection with the performance of its duties under such agreements, including reasonable wages and salaries and other employee-related expenses such as taxes, insurance, and benefits of employees of the service provider who were directly engaged in providing services for or on our behalf. Under these agreements, reimbursements for such employee-related expenses were limited to $8.2 million in aggregate during any fiscal year. We were also responsible for reimbursing each service provider for non-salary administrative reimbursements.

As of June 30, 2007 and December 31, 2006, we had a due to affiliates balance of zero and $1.2 million, respectively, comprised of salary and other operating expense reimbursements due to our former advisor or its affiliates.

Additionally, approximately $1.3 million of interest and other income recorded for the quarter ended March 31, 2007 relates to a reimbursement received from Wells Management, one of our former advisors and property manager (and current property manager for certain of our properties), for a $1.3 million property management termination expense included in asset and property management fees-other during the quarter ended March 31, 2007.

Wells Government Services, Inc. Property Management Agreements

Thirteen office buildings owned by us which are located in the Washington, D.C. area, many of which are leased primarily to government tenants, were managed by WGS prior to our Internalization pursuant to separate property management agreements between WGS and us or our wholly owned subsidiaries owning such properties. Such property management agreements provide for property management fees payable to WGS ranging from 0.9% to 1.8% of gross rental income. During the year ended December 31, 2006, we paid WGS an aggregate of approximately $0.5 million pursuant to these property management agreements. In connection with the Internalization, these property management agreements were assumed by one of our wholly owned subsidiaries.

Review, Approval or Ratification of Transactions with Related Persons

Our Code of Ethics, which is posted on our Web site at www.piedmontreit.com, prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. Our conflicts committee reviews any transaction a director or executive officer proposes to have with us that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, the conflicts committee ensures that all such transactions are approved by a majority of the board of directors (including a majority of independent directors) not otherwise interested in the transaction and are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties. No transaction has been entered into with any director or executive officer.

STOCK OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of August 31, 2007 by (1) each of our directors, (2) each of our named executive officers, (3) all of our directors and executive officers as a group and (4) each holder of five percent or more of our common stock. Unless otherwise indicated, all shares of common stock are owned directly and the indicated person has sole voting and investment power. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (a) the exercise of any option, warrant or right, (b) the conversion of a security, (c) the power to revoke a trust, discretionary account or similar arrangement, or (d) the automatic termination of a trust, discretionary account or similar arrangement.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage
W. Wayne Woody(2)	4,500	*
Michael R. Buchanan(3)	10,500	*
Wesley E. Cantrell	—
William H. Keogler, Jr.(4)	13,500	*
Donald A. Miller, CFA(5)(6)	39,224	*
Donald S. Moss(4)(7)	115,864	*
Robert E. Bowers(5)(8)	15,000	*
Laura P. Moon(9)	6,357	*
Raymond L. Owens(10)	17,500	*
Carroll A. Reddic, IV(9)	6,357	*
All executive officers and directors as a group(7)(11)	228,802	*

*	Less than 1% of the outstanding shares of our common stock.
(1)	The address of each of the stockholders is c/o Piedmont Office Realty Trust, Inc., 6200 The Corners Parkway, Suite 500, Norcross, Georgia 30092.
(2)	Includes options to purchase up to 4,500 shares of common stock, which are exercisable within 60 days of August 31, 2007.
(3)	Includes options to purchase up to 5,500 shares of common stock, which are exercisable within 60 days of August 31, 2007.
(4)	Includes options to purchase up to 8,500 shares of common stock, which are exercisable within 60 days of August 31, 2007.
(5)	Excludes 1% economic interests held by each of Mr. Miller and Mr. Bowers in WASI, which owns 19,546,302 shares of our common stock.
(6)	Includes 25,625 shares issued pursuant to a deferred stock award granted on May 18, 2007 under our 2007 Omnibus Incentive Plan.
(7)	Includes warrants to purchase up to 3,689 shares of common stock, which are exercisable within 60 days of August 31, 2007.
(8)	Includes 15,000 shares issued pursuant to a deferred stock award granted on August 31, 2007 under our 2007 Omnibus Incentive Plan.
(9)	Includes 6,250 shares issued pursuant to a deferred stock award granted on May 18, 2007 under our 2007 Omnibus Incentive Plan.
(10)	Includes 17,500 shares issued pursuant to a deferred stock award granted on May 18, 2007 under our 2007 Omnibus Incentive Plan.
(11)	Includes options to purchase an aggregate of up to 22,500 shares of our common stock, which are exercisable within 60 days of August 31, 2007.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, executive officers and any persons beneficially owning more than 10% of our common stock are required to report their initial ownership of the common stock and most changes in that ownership to the SEC. The SEC has designated specific due dates for these reports, and we are required to identify in this Proxy Statement those persons who did not file these reports when due. Based solely on our review of copies of these reports filed with the SEC and written representations furnished to us by our officers and directors, we believe that all of the persons subject to the Section 16(a) reporting requirements filed the required reports on a timely basis with respect to fiscal year 2006.

AUDIT COMMITTEE REPORT, INDEPENDENCE AND AUDIT FEES

Report of the Audit Committee

The following Report of the Audit Committee to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Piedmont REIT under the Securities Act of 1933 (Securities Act) or the Securities Exchange Act of 1934 (Exchange Act), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Pursuant to the Audit Committee Charter adopted by the board of directors of Piedmont REIT, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting which management has established, and the audit and financial reporting process. The Audit Committee is composed of five independent directors and met nine times in fiscal year 2006. Management of Piedmont REIT has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent auditors devote more time and have access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of Piedmont REIT, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of Piedmont REIT; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, other standards of the Public Company Accounting Oversight Board, rules of the Securities and Exchange Commission, and other applicable regulations. The Audit Committee also received from and discussed with the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) relating to that firm’s independence from Piedmont REIT. In addition, the Audit Committee considered the compatibility of non-audit services provided by the independent auditors with the auditors’ independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee meets periodically with the internal auditor and the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the financial reporting of Piedmont REIT.

In reliance on these reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements of Piedmont REIT be included in its Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. The board of directors subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee

W. Wayne Woody (Chairman)

Michael R. Buchanan,

Wesley E. Cantrell,

William H. Keogler, Jr., and

Donald S. Moss

Engagement of Ernst & Young LLP

During the year ended December 31, 2006, Ernst & Young LLP (Ernst & Young) served as our independent auditors and provided certain tax and other services. Ernst & Young has served as our independent auditors since June 26, 2002. Ernst & Young representatives will be present at the Annual Meeting of stockholders and will have the opportunity to make a statement if they desire to do so. In addition, the Ernst & Young representatives will be available to respond to appropriate questions posed by any stockholders. On August 6, 2007, the Audit Committee has engaged Ernst & Young as our independent auditors to audit our financial statements for the year ended December 31, 2007. The Audit Committee reserves the right, however, to select new auditors at any time in the future in its discretion if it deems such decision to be in the best interests of Piedmont REIT and its stockholders. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws.

Pre-Approval Policies

The Audit Committee Charter imposes a duty on the audit committee to pre-approve all auditing services performed for Piedmont REIT by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditor’s independence. Unless a type of service to be provided by our independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the Audit Committee.

All requests or applications for services to be provided by our independent auditors that do not require specific pre-approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by our independent auditors.

Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both our independent auditors and our chief financial officer, treasurer, or chief accounting officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. The Chairman of the Audit Committee has been delegated the authority to specifically pre-approve all services not covered by the general pre-approval guidelines, up to an amount not to exceed $75,000 per occurrence. Amounts requiring pre-approval in excess of $75,000 per occurrence require specific pre-approval by our Audit Committee prior to engagement of Ernst & Young, our current independent auditors. All amounts specifically pre-approved by the Chairman of the Audit Committee in accordance with this policy are to be disclosed to the full Audit Committee at the next regularly scheduled meeting.

Fees Paid to Principal Auditor

The Audit Committee reviewed the audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of the non-audit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young. The aggregate fees billed to us for professional accounting services provided by Ernst & Young, including the audits of Piedmont REIT’s annual financial statements, for the years ended December 31, 2006 and 2005, respectively, are set forth in the table below.

	2006	2005
Audit Fees	$574,731	$580,746
Audit-Related Fees	217,185	0
Tax Fees	303,841	272,875
All Other Fees	0	0

Total	$1,095,757	$853,621

For purposes of the preceding table, the professional fees are classified as follows:

•	Audit Fees—These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures to be performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports, and other filings with the SEC.

•	Audit-Related Fees—These are fees for assurance and related services that traditionally are performed by independent auditors, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, agreed-upon procedures and other professional fees associated with Internalization, and consultation concerning financial accounting and reporting standards.

•	Tax Fees—These are fees for all professional services performed by professional staff in our independent auditor’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.

•	All Other Fees—These are fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.

For the year ended December 31, 2006, all services rendered by Ernst & Young were pre-approved by the Audit Committee in accordance with the policies and procedures described above.

IMPORTANT NOTICE REGARDING DELIVERY OF SECURITY HOLDER DOCUMENTS

The SEC now permits corporations to send a single set of annual disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the corporation provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. If your family has multiple accounts holding common shares of Piedmont REIT, you should have already received a householding notification from Piedmont REIT. Please contact us directly if you have any questions or require additional copies of the annual disclosure documents. We will arrange for delivery of a separate copy of this Proxy Statement or Piedmont REIT’s Annual Report promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies.

PROPOSALS YOU MAY VOTE ON

WHETHER YOU PLAN TO ATTEND THE MEETING AND VOTE IN PERSON OR NOT, WE URGE YOU TO HAVE YOUR VOTE RECORDED. STOCKHOLDERS HAVE THE FOLLOWING THREE OPTIONS FOR SUBMITTING THEIR VOTES BY PROXY: (1) VIA THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL, USING THE ENCLOSED PROXY CARD. BECAUSE WE ARE A WIDELY-HELD REIT WITH MORE THAN 110,000 STOCKHOLDERS, YOUR VOTE IS VERY IMPORTANT! YOUR IMMEDIATE RESPONSE WILL HELP AVOID POTENTIAL DELAYS AND MAY SAVE PIEDMONT REIT SIGNIFICANT ADDITIONAL EXPENSES ASSOCIATED WITH SOLICITING STOCKHOLDER VOTES.

STOCKHOLDER PROPOSALS

All stockholder proposals to be considered for inclusion in the 2008 Proxy Statement must be submitted in writing to Robert E. Bowers, Chief Financial Officer, Piedmont Office Realty Trust, 6200 The Corners Parkway, Suite 500, Norcross, Georgia 30092-3365, no later than June 3, 2008. In order to be eligible for presentation at our 2007 annual meeting, our Bylaws require that written notice of any director nominations or other stockholder proposals must be received by our Secretary no later than September 14, 2008, but any such director nominations or stockholder proposals received after June 3, 2008 will not be included in our proxy solicitation materials.

HOUSEHOLDING

The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single annual report, Proxy Statement, Proxy Statement combined with a prospectus, or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and Piedmont REIT. It reduces the volume of duplicate information received at your household and helps Piedmont REIT reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may call us at 1-800-557-4830 or write to Piedmont REIT Investor Services Department at P.O. Box 2828, Norcross, Georgia 30091-2828. If you are a stockholder that receives multiple copies of our proxy materials, you may request Householding by contacting us in the same manner and requesting a householding consent.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to herein. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

APPENDIX A

PIEDMONT OFFICE REALTY TRUST, INC.	YOUR VOTE IS IMPORTANT — VOTE BY INTERNET/TELEPHONE 24 HOURS A DAY, 7 DAYS A WEEK

INTERNET	TELEPHONE	MAIL

https://www.proxypush.com/piedmontreit		1-866-754-3312

• Go to the Web site address shown above. • Have your proxy card ready. • Follow the simple instructions that appear on your computer screen.	OR	• Use any touch-tone telephone. • Have your proxy card ready. • Follow the simple recorded instructions.	OR	• Mark, sign, and date your proxy card. • Detach your proxy card. • Return your proxy card in the postage-paid envelope provided.

Voting via the Internet or telephone saves postage costs.

Internet and telephone proxy authorization must be received by December 13,

2007 in order for your votes to be certified in the final tabulation. In the event that the Annual Meeting is adjourned, Internet and telephone proxy authorizations must be received by the day the meeting is resumed.

  1-866-754-3312

CALL TOLL-FREE TO VOTE

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

(Please sign, date, and return this proxy card in the enclosed envelope.)	☒ Votes must be indicated (x) in Black or Blue ink.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR ALL PROPOSALS”, AS DESCRIBED IN THE PROXY STATEMENT.	TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.

I: Election of Directors			(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
Nominees:	01 W. Wayne Woody 03 Wesley E. Cantrell 05 Donald S. Moss	02 Michael R. Buchanan 04 William H. Keogler, Jr. 06 Donald A. Miller, CFA	*Exceptions ______________________________________________

FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

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II: Amendment to Charter to extend the
January 30, 2008 Liquidation Date to July 30, 2009, and in the board of directors’ discretion, to further extend the Liquidation Date from July 30, 2009 to January 30, 2011

To change your address, please mark this box and ☐ see the reverse side to record your new address. YES NO I plan to attend the annual meeting. ☐ ☐
FOR ☐ AGAINST ☐ ABSTAIN ☐
III: Proposal to approve an adjournment or postponement of the Annual Meeting, including if necessary, to solicit additional proxies in favor of the foregoing proposals if there are not sufficient votes for either of the proposals.

S C A N L I N E

Please sign exactly as name appears on this proxy card. When shares of common stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by general partner or other authorized person.

Date                     Share Owner sign here                 Co-Owner sign here

FOR ☐ AGAINST ☐ ABSTAIN ☐

VOTE ONLINE, VOTE NOW!

Enclosed in this packet with your proxy card is your Piedmont proxy statement with a concise overview of this year’s proposals, plus a full copy of the 2007 proxy. Piedmont must cover the costs of sending updates and reminders to any investor who does not vote. To help keep these costs to a minimum, please vote as soon as you can.

And as an extra cost savings, consider voting by proxy online or by calling the toll-free voting number.

Read the material to understand the items to be voted on and have your proxy card in hand.

•	Go to the Web site: https://www.proxypush.com/piedmontreit or call toll-free 1- 866-754-3312 to vote by phone.
•	Follow the on-screen or recorded directions.
•	Do not mail your proxy card if you vote by Internet or phone.
•	Relax. You’ve helped Piedmont REIT save money!

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PROXY	PROXY

PIEDMONT OFFICE REALTY TRUST, INC.

ANNUAL MEETING OF STOCKHOLDERS — DECEMBER 13, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder hereby appoints Donald A. Miller, CFA and Robert E. Bowers, and each of them, as proxy and attorney-in-fact, each with the power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of stockholders of PIEDMONT OFFICE REALTY TRUST, INC. to be held on December 13, 2007, and at any adjournments thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card. The undersigned acknowledges receipt of the notice of the Annual Meeting of stockholders, the Proxy Statement, and the annual report.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If you sign this proxy and do not provide instructions as to how to vote your shares, this proxy will be voted “FOR all nominees listed,” “FOR the Amendment to the Charter to extend the January 30, 2008 Liquidation Date to July 30, 2009, and in the board of directors’ discretion, to further extend the Liquidation Date from July 30, 2009 to January 30, 2011” and “FOR an adjournment or postponement of the Annual Meeting, including if necessary, to solicit additional proxies in favor of the foregoing proposals.” The proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion, including, but not limited to, the power and authority to adjourn the meeting to a date not more than 120 days after the record date in the event that a quorum is not obtained by the December 13, 2007 meeting date.

(Continued, and to be dated and signed on the reverse side.)

ADDRESS CHANGE _________________________________________ _________________________________________ _________________________________________	PIEDMONT OFFICE REALTY TRUST, INC. P.O. BOX 11375 NEW YORK, N.Y. 10203-0375

TO VOTE BY MAIL PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

APPENDIX B

AMENDMENT NO. 2

TO THE

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

OF

PIEDMONT OFFICE REALTY TRUST, INC.

Piedmont Office Realty Trust, Inc., a Maryland corporation (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article I, Section 1.5 of the Company’s Second Articles of Amendment and Restatement is hereby amended to add the following definition:

“DETERMINATION DATE” means July 30, 2009 provided that the Company’s Board of Directors may in its sole discretion extend the Determination Date to January 30, 2011 through a resolution adopted by a majority of the Directors.”

SECOND: Article III, Section 3.2(xxiii) of the Company’s Second Articles of Amendment and Restatement is hereby amended to read:

“To cause the listing of the Shares at any time after completion of the Initial Public Offering.”

THIRD: Article V, Section 5.1 of the Company’s Second Articles of Amendment and Restatement is hereby amended to read:

“INVESTMENT OBJECTIVES. The Company’s primary investment objectives are: (i) to preserve, protect and return the Invested Capital of the Stockholders; (ii) to maximize cash available for Distribution; and (iii) to realize capital appreciation upon the ultimate Sale of the Company’s Properties. The sheltering from tax of income from other sources is not an objective of the Company. Subject to the restrictions set forth herein, the Directors will use their best efforts to conduct the affairs of the Company in such a manner as to continue to qualify the Company for the tax treatment provided in the REIT Provisions of the Code; provided, however, no Director, officer, employee or agent of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2 hereof.”

FOURTH: Article XI, Section 11.1 of the Company’s Second Articles of Amendment and Restatement is hereby amended to read:

“TERMINATION UPON FAILURE TO OBTAIN LISTING. In the event that Listing does not occur on or before the Determination Date, the Company shall immediately thereafter undertake an orderly liquidation and Sale of the Company’s Assets and will distribute any Net Sales Proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve. In the event that Listing occurs on or before such date, the Company shall continue

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perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.”

FIFTH: This Amendment No. 2 to the Second Articles of Amendment and Restatement of the Company was advised by the Board of Directors and approved by the Stockholders of the Company as required by law.

SIXTH: The undersigned President and Chief Executive Officer acknowledges this Amendment No. 2 to the Second Articles of Amendment and Restatement of the Company to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signatures on Following Page]

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IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to the Second Articles of Amendment and Restatement of the Company to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary as of this _______ day of ____________, 2007.

PIEDMONT OFFICE REALTY TRUST, INC.

By:
Name:	Donald A. Miller, CFA
Title:	President and Chief Executive Officer

ATTEST:

By:
Name:	Robert E. Bowers
Title:	Secretary

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